Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           GENERAL MOTORS CORPORATION
     ......................................................................
                (Name of Registrant as Specified In Its Charter)


     ......................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

    .......................................................

     (5)  Total fee paid:

     .......................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................

                                            GENERAL MOTORS

                                            Notice of Annual Meeting
                                            of Stockholders
                                            and Proxy Statement


                   [GM LOGO]

              Annual Meeting
                June 5, 2001
               Hotel du Pont
       11th & Market Streets
        Wilmington, Delaware

                              4000-PS-01

                           GENERAL MOTORS CORPORATION
                            NOTICE OF ANNUAL MEETING
                                                                  April 19, 2001
Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of General Motors Corporation, which will be held at 9:00 a.m. local time on Tuesday, June 5, 2001, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware. The purposes of the meeting are to provide for stockholders to vote upon the following matters:

          *  The election of directors for the ensuing year;

          * The ratification of the Board of Directors' proposal for the selection of independent public accountants for the ensuing year;

          * Ten stockholder proposals (if they are properly presented at the meeting).

     If you were a record holder of Common Stock, $1 2/3 par value ("Common Stock"), or Class H Common Stock, $0.10 par value ("Class H Common Stock"), at the close of business on April 6, 2001, you will be entitled to vote at the meeting. You have a variety of options as to how to vote by proxy. You can vote by proxy through the Internet at www.eproxyvote.com/gm, by calling GM's toll-free telephone number 1-877-779-8683, or by calling collect at 1-201-536-8073 from outside the continental United States and Canada, or by mailing your signed proxy card to GM's tabulator in the envelope provided. Please read the attached Proxy Statement carefully and submit your proxy with voting instructions as soon as possible. A list of stockholders entitled to vote at the meeting will be available for examination at the General Motors Global Headquarters, Renaissance Center, Detroit, Michigan, for ten days before the meeting between 9:00 a.m. and 5:00 p.m., and at the Hotel du Pont during the annual meeting.

     The annual meeting will include a report on the state of the business, and thereafter focus on electing directors, voting on the selection of independent public accountants, stockholder proposals, and related discussion. After that, we will provide time for questions and comments.

     To request admission tickets, please enclose a note in the envelope with your proxy. You may order two admission tickets. If you hold your stock through a broker, bank, or other record holder, please bring evidence of ownership to the meeting and we will provide you with admission tickets. If you vote electronically and wish to attend the meeting, please use the return envelope provided to order your tickets, but do not enclose your proxy. Please include your return address so we can mail the tickets to you. If you do not receive your tickets in time, you may request tickets at the door. To permit as many stockholders as possible to participate, only stockholders or valid proxy holders may speak at the meeting.

     In addition to the annual meeting, we hold regional Stockholder Forums. These meetings provide a less formal way for you to discuss General Motors business and related issues with top management. The time and location of these meetings will be announced in Stockholder News.

     IF YOU VOTE BY MAIL, PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. IF YOUR VOTE IS THE SAME
AS THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU DO NOT HAVE TO MARK ANY BOXES. JUST SIGN AND DATE THE PROXY/VOTING INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                   Sincerely,

               /s/ Nancy E. Polis            /s/ John F. Smith, Jr.
                     Secretary                      Chairman

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Selecting Candidates to Serve on the Board of Directors..............   iii
  Director Compensation................................................   iii
  Committees of the Board of Directors.................................    iv
  Householding of Annual Meeting Materials.............................     v

Proxy Statement
  ITEM NO.  1--Nomination and Election of Directors....................     2
  Information about Nominees for Director..............................     2
  Report of the Executive Compensation Committee.......................     9
  Executive Compensation Tables........................................    15
  Audit Committee Report...............................................    23

  ITEM NO.  2--Ratification of the selection of Deloitte & Touche LLP
               as independent public accountants for the year 2001.....    24
  ITEM NO.  3--Stockholder proposal that GM report on accidents
               related to Internet or cell phone use in cars...........    24
  ITEM NO.  4--Stockholder proposal to nominate at least two
               candidates for each open Board position.................    26
  ITEM NO.  5--Stockholder proposal to prohibit sale and purchase transactions with companies in China that use slave
               or forced labor.........................................    28
  ITEM NO.  6--Stockholder proposal for stockholder advisory vote
               on membership of Board Audit Committee..................    30
  ITEM NO.  7--Stockholder proposal that GM spin-offs retain GM's
               good corporate governance standards.....................    32
  ITEM NO.  8--Stockholder proposal to require stockholder approval
               of "poison pill"........................................    33
  ITEM NO.  9--Stockholder proposal to double director compensation
               in years when market share increases....................    35
  ITEM NO. 10--Stockholder proposal to require independent
               directors on key Board committees.......................    36
  ITEM NO. 11--Stockholder proposal to require stockholder approval
               of "golden parachutes"..................................    38
  ITEM NO. 12--Stockholder proposal to retain an investment banker
               to explore the sale of GM...............................    40

  Expenses of Solicitation.............................................    42

  Other Matters........................................................    42

  Exhibit A -- Text of the Audit Committee Charter.....................   A-1

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although you may not be able to attend the annual meeting in person, you have the opportunity to vote by using the proxy solicited by the Board of Directors, which is enclosed with this document. After you sign and return your proxy card or vote through the Internet or by telephone, the Proxy Committee will vote your shares according to your instructions. You can indicate your choices by marking the enclosed proxy card. If you sign and return your proxy card and do not specify a choice, your shares will be voted as the Board of Directors has recommended. If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     By signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of common stock as you direct and on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of four executive officers of the Corporation: J. F. Smith, Jr., G. R. Wagoner, Jr., H. J. Pearce, and J. M. Devine, each of whom is authorized to act on behalf of the Committee.

     As a matter of policy, GM believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors submits its nominees for election as directors. In addition, GM's By-laws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee and the Board of Directors. The Board of Directors also may submit other matters for your approval at the annual meeting.

     In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals. We have been asked from time to time why the Board opposes the stockholder proposals included in the Proxy Statement.

     THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN WE AGREE WITH A PROPOSAL AND THINK IT IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS STOCKHOLDERS, IT USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     The deadline for including a proposal in the Corporation's Proxy Statement for the 2002 Annual Meeting is December 19, 2001. Any proposals intended to be presented at the 2002 meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary, General Motors Corporation, MC 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000.

DIRECTORS

     The Board of Directors held a total of eleven meetings in 2000. It is currently composed of 13 members. Dennis Weatherstone is not standing for reelection pursuant to the Director Retirement Policy. If you elect all 12 nominees at the 2001 annual meeting, the Board will be composed of nine directors who have never been employed by General Motors and three who are currently officers of the Corporation.

     In addition to being members of the Board, most directors served on one or more of its six standing Committees, which cover a total of 29 memberships. (Please refer to "Committees of the Board of Directors" commencing on page iv for information concerning each Committee's responsibility and current membership.) Directors spend a considerable amount of time preparing for Board and Committee meetings and, from time to time, are called upon for their counsel between meetings. In 2000, average attendance at Board and Committee meetings was 92%.

SELECTING CANDIDATES TO SERVE ON THE BOARD OF DIRECTORS

     Under the Corporation's By-laws, each year prior to the annual meeting of stockholders the Committee on Director Affairs recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for John F. Smith, Jr., G. Richard Wagoner, Jr., and Harry J. Pearce, who are employees of the Corporation, all candidates nominated by the Board of Directors have been determined to be "Independent Directors" as defined under Section 2.12 of the Corporation's By-laws. (If you would like a copy of GM's By-laws, please write to the Secretary, General Motors Corporation, MC 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000.)

     To recommend an individual for Board membership, write to the Secretary at the address given above. If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page ii), you must give the Corporation written notice. Such notice must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2002 Annual Meeting, such notice must be received between December 6, 2001 and February 4, 2002.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Messrs. Smith, Wagoner, and Pearce are employees of the Corporation, they are not compensated as directors. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program, or any of the Retirement Programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. Compensation paid to non-employee directors is as follows:

        *  Annual retainer                --     $120,000 (a)
        *  Retainer for Committee chair   --     $  5,000
        *  Per diem for special services  --     $  1,000

(a) Under the General Motors Compensation Plan for Non-Employee Directors (the "Plan"), non-employee directors are required to defer $60,000 of the above annual retainer in restricted units of GM common stocks or receive stock options valued at $60,000. In addition, under the Plan directors may also elect to defer all or a portion of the remaining compensation in cash or units of GM common stocks.

     Restricted Stock Units under the Plan are credited with dividend equivalents in the form of additional stock units of the same class. Amounts deferred under the Plan are generally not available until after the director retires from the Board at age 70. After the director leaves the Board, payment under the Plan is made in cash based on the number of stock units and the market price of the related GM common stocks at the time of payment.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met five times in 2000. The Committee reviews the scope and results of audits, the notice and application of accounting principles, and the effectiveness of internal controls. In its oversight role, it assures that management fulfills its responsibilities in preparing the financial statements. All members of the Audit Committee are independent directors as defined by the Corporation's By-laws and New York Stock Exchange rules.

Membership:            Dennis Weatherstone (Chair)               Karen Katen
                       John H. Bryan                             Eckhard Pfeiffer
                       Nobuyuki Idei                             Lloyd D. Ward

     CAPITAL STOCK COMMITTEE met five times in 2000. The Committee oversees the relationship between General Motors and its wholly owned subsidiary, Hughes Electronics Corporation, to ensure that transactions between the two companies are in the best interests of each corporation and are fair to the holders of both classes of GM's common stock.

Membership:            Eckhard Pfeiffer (Chair)                  Thomas E. Everhart
                       John H. Bryan                             Dennis Weatherstone

     COMMITTEE ON DIRECTOR AFFAIRS met six times in 2000. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size, composition, and compensation of the Board. The Committee is also responsible for implementing and periodically reviewing GM's guidelines for corporate governance and proposing improvements.


Membership:            J. Willard Marriott, Jr. (Chair)          Thomas E. Everhart               Karen Katen
                       Percy N. Barnevik                         George M. C. Fisher

     EXECUTIVE COMPENSATION COMMITTEE met seven times in 2000. The Committee determines the compensation of senior executives, including all officers of the Corporation, and approves any benefit or incentive compensation plan of the Corporation or its major subsidiaries which affects employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.


Membership:            John H. Bryan (Chair)                     J. Willard Marriott, Jr.         Dennis Weatherstone
                       George M. C. Fisher                       Eckhard Pfeiffer

     INVESTMENT FUNDS COMMITTEE met four times in 2000. The Committee serves as the named fiduciary of all GM's and its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act (ERISA).


Membership:            Percy N. Barnevik (Chair)                 Nobuyuki Idei                    John F. Smith, Jr.
                       George M. C. Fisher                       J. Willard Marriott, Jr.

     PUBLIC POLICY COMMITTEE met four times in 2000. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Topics reviewed by this Committee include research and development, automotive safety, environmental and energy matters, diversity, health care, education, communications, employee health and safety, trade, and philanthropic activities. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.


Membership:            Karen Katen (Chair)                       Thomas E. Everhart
                       Percy N. Barnevik                         Lloyd D. Ward

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits us to send a single set of these reports to any household at which two or more stockholders reside if we believe they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and reduces our expenses. General Motors plans to institute this procedure for all relevant accounts for the 2002 proxy season; if you agree to householding, you will help reduce printing and mailing costs for GM. A notice will be sent to stockholders who will be affected by householding before the annual report and proxy statement are mailed in 2002.

     This year, a limited number of brokerage firms have instituted householding. If your family has multiple GM accounts, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. These options are available to you at any time.

             G E N E R A L   M O T O R S   C O R P O R A T I O N
      300 RENAISSANCE CENTER, P.O. BOX 300, DETROIT, MICHIGAN 48265-3000

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2001

     This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Corporation, to be used at the annual meeting of stockholders of the Corporation. The accompanying proxy card enclosed with this Statement represents your holdings of Common Stock and Class H Common Stock in the registered account name shown. We expect that this Proxy Statement and the enclosed proxy will be mailed, or will be available through the Internet for those stockholders who elected to receive their proxy materials electronically, on or after Thursday, April 19, 2001, to each stockholder entitled to vote.

     You may give instructions to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the eleven proposals. After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the annual meeting by sending a written notice of revocation or a subsequent proxy card, voting subsequently through the Internet or by telephone, or by voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     If you participate in stock plans for employees -- the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP"), the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP"), the General Motors Canadian Stock-Savings Program for Salaried Employees (the "GM Canadian Plan"), the General Motors Group RRSP and Savings Plan for Hourly Employees (the "GM RRSP"), the Delphi Automotive Systems stock plans for employees -- Delphi Automotive Systems Corporation Savings-Stock Purchase Program for Salaried Employees in the United States (the "Delphi S-SPP"), the Delphi Personal Savings Plan for Hourly Rate Employees in the United States (the "Delphi PSP"), the Hughes Non-Bargaining Employees Thrift and Savings Plan (the "Hughes Non-Bargaining Plan"), the Hughes Bargaining Employees Thrift and Savings Plan (the "Hughes Bargaining Plan"), the Saturn Individual Savings Plan for Represented Members (the "Saturn ISP"), the GMAC Mortgage Group Savings Incentive Plan (the "GMAC Plan"), the Raytheon Savings and Investment Plan (the "Raytheon Plan"), the L-3 Communications Master Savings Plan (the "L-3 Plan") -- your proxy card will also serve as a voting instruction for the Trustees, plan committees, or independent fiduciaries of those plans. If you do not provide voting instructions with respect to stock in the GM S-SPP, the Hughes Non-Bargaining Plan and the Hughes Bargaining Plan, or the Delphi S-SPP, those shares may be voted by the Trustee, plan committee, or independent fiduciary at its discretion. If you do not provide voting instructions with respect to stock held in the GM PSP, the GM Canadian Plan, the GM RRSP, the Delphi PSP, the Saturn ISP, the GMAC Plan, the Raytheon Plan, and the L-3 Plan, the shares will not be voted.

     If you participate in any of these plans or maintain other accounts under more than one name (e.g., with and without a middle initial), you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive or alternatively vote all these shares through the Internet or by telephone.

     Brokers, dealers, banks, voting trustees, and their nominees who want a supply of the Corporation's proxy soliciting material to send to beneficial owners should write to:

                          General Motors Corporation
                          c/o Morrow & Co., Inc.
                          445 Park Avenue, 5th Floor
                          New York, NY 10022-2606

     The Board of Directors designated April 6, 2001, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 548,593,916 shares of Common Stock and 875,634,331 shares of Class H Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote, and each share of Class H Common Stock entitles the holder to 0.2 vote.

     Except for Item 1, or otherwise noted, each proposal in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item 1, the election of directors, is somewhat different: the 12 candidates who receive the most votes will be elected to the 12 available memberships on the Board. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

                                   ITEM NO. 1
                                   ----------
                      Nomination and Election of Directors

     The Proxy Committee will vote your shares for the 12 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. If any nominees for director become unavailable before the annual meeting, which we do not anticipate, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Pursuant to the Director Retirement Policy of the Board of Directors, Dennis Weatherstone is not standing for reelection. Mr. Weatherstone joined the General Motors Board of Directors in 1986 while serving as Chairman of the Executive Committee and director, J.P. Morgan & Co., Incorporated and its wholly owned subsidiary Morgan Guaranty Trust Company of New York. He is currently Chair of the Audit Committee and a member of the Capital Stock and Executive Compensation Committees.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information about each nominee's principal occupation or employment and other affiliations and about the Common Stock and Class H Common Stock beneficially owned as of February 28, 2001, has been furnished to the Corporation by the nominees for director. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

 PERCY N.      AGE  60  JOINED GM BOARD 1996   COMMITTEES -- Investment Funds
 BARNEVIK                                      (Chair), Director Affairs,
                                               Public Policy

               Chairman, ABB Ltd., Zurich, Switzerland, serving electric power generation, transmission, and distribution customers as well as industrial and environmental control markets, since
               1996. Held additional offices of Chairman and Chief Executive Officer (March-December 1996) and President and Chief
               Executive Officer (1988-96)
               DIRECTORSHIPS -- ABB Ltd., Chairman of Investor AB, Chairman of AstraZeneca PLC, and Chairman of Sandvik AB
               AFFILIATIONS -- Representative of the European Commission to the ASEM (Asia-Europe) Vision Group; Chairman of the EU Enlargement Work Group; Vice Chairman of the World Economic Forum Foundation Board, Member of The European Round Table of Industrialists, the Advisory Board of the Council on Foreign Relations, the Center for Strategic and International Studies, The Business Council, US Academy of Arts and Sciences, Business Advisory Council to the President of South Africa, Advisory Councils at the Graduate Business School of Stanford University, Wharton School of Business Administration, and Humboldt University (Berlin)

  JOHN H.      AGE  64  JOINED GM BOARD 1993   COMMITTEES -- Executive
  BRYAN                                        Compensation (Chair), Audit,
                                               Capital Stock

               Chairman, Sara Lee Corporation, Chicago, IL, since 1976. Held additional office of Chairman and Chief Executive Officer (1976-2000)
               DIRECTORSHIPS -- Sara Lee Corporation, BP Amoco Corporation p.l.c., Bank One Corporation, and Goldman Sachs Group Inc. AFFILIATIONS -- Member of The Business Council, President's Committee on the Arts and Humanities; Chairman, National Trust Council of the National Trust for Historic Preservation; Member of the Board of Directors and past Chairman of Catalyst; Trustee of the University of Chicago and life Trustee of Rush-Presbyterian-St. Luke's Medical Center; Chairman of the Board of Trustees of the Art Institute of Chicago

 THOMAS E.     AGE  69  JOINED GM BOARD 1989   COMMITTEES -- Capital Stock,
 EVERHART                                      Director Affairs, Public Policy

               President Emeritus and Professor of Electrical Engineering and Applied Physics, Emeritus, California Institute of Technology, Pasadena, CA
               DIRECTORSHIPS -- Hughes Electronics Corporation, Reveo, Inc., Saint-Gobain Company, Raytheon Company, and Agilent Technologies
               AFFILIATIONS -- Member of the Board of Trustees of California Institute of Technology, the Corporation for National Research Initiatives (CNRI), National Academy of Engineering Council, Council on Competitiveness, and the Harvard University Board of Overseers; Senior Scientific Advisor to the W. M. Keck Foundation; Former Chairman of General Motors Science Advisory Committee

 GEORGE M.     AGE  60  JOINED GM BOARD 1996   COMMITTEES -- Director Affairs,
 C. FISHER                                     Executive Compensation,
                                               Investment Funds

               Retired Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, NY, since January 1, 2001. Held offices of Chairman (January-December 2000), Chairman and Chief Executive Officer (January 1997-January 2000), and Chairman, President, and Chief Executive Officer (December 1993-January 1997) DIRECTORSHIPS -- AT&T Corporation, Delta Air Lines, Inc., and Eli Lilly & Company
               AFFILIATIONS -- Member of The Business Council and the President's Advisory Council for Trade Policy and Negotiations

NOBUYUKI IDEI  AGE  63  JOINED GM BOARD 1999   COMMITTEES -- Audit,
                                               Investment Funds

               Chairman and Chief Executive Officer, Sony Corporation, Tokyo, Japan, since June 2000. Held offices of President and Chief Executive Officer (June 1999-May 2000), Co-Chief Executive Officer (1998-99), and President and Representative Director (1995-98)
               DIRECTORSHIPS -- Sony Corporation
               AFFILIATIONS -- Former Chairman of the Information Technology Strategy Council

KAREN KATEN    AGE  51  JOINED GM BOARD 1997   COMMITTEES -- Public Policy
                                               (Chair), Audit, Director Affairs

               Corporate Executive Vice President, Pfizer Inc., New York, NY, and President, Worldwide Pfizer Pharmaceuticals Group, since April 1, 2001. Held offices of Corporate Senior Vice President (1999-April 2001) and Executive Vice President, Pfizer Pharmaceuticals Group and President, Pfizer U.S. Pharmaceuticals Group (1995-April 2001)
               DIRECTORSHIPS -- Harris Corporation
               AFFILIATIONS -- Member of the International Council of J.P. Morgan Chase & Co. and the Pharmaceutical Research and Manufacturers Association of America; Member of the Board of the National Pharmaceutical Council; Trustee of the University of Chicago and council member of the Graduate School of Business; Member of the Board of the National Alliance for Hispanic Health, the American Bureau for Medical Advancement in China, the Columbia University School of Nursing Board of Visitors, Catalyst, and National Board of Trustees of the American Cancer Society Foundation

 J. WILLARD    AGE  69  JOINED GM BOARD 1989   COMMITTEES -- Director Affairs
MARRIOTT, JR.                                  (Chair), Executive Compensation,
                                               Investment Funds

               Chairman and Chief Executive Officer, Marriott International, Inc., Washington, DC, since October 1993. Held additional office of Chairman, Chief Executive Officer, and President (October 1993-March 1997)
               DIRECTORSHIPS -- Marriott International, Inc. and Host Marriott Corporation
               AFFILIATIONS -- Director of the Naval Academy Endowment Trust; Member of the Board of Trustees of the National Geographic Society, the Board of Directors of Georgetown University, the Executive Committee of the World Travel & Tourism Council, and The Business Council

  HARRY J.     AGE  58  JOINED GM BOARD 1996
  PEARCE
               Vice Chairman, Board of Directors since January 1, 1996, with responsibility for Corporate Relations and Diversity, Economics, the Enterprise Activities Group, Environment and
               Energy, Government Relations, Office of the Secretary,
               Corporate Strategy and Knowledge Development, Allison
               Transmission Division, Electro-Motive Division, GM Defense, and Hughes Electronics Corporation; Joined General Motors
               Corporation in 1985
               DIRECTORSHIPS -- Hughes Electronics Corporation, Marriott
               International, Inc., and MDU Resources Group, Inc.
               AFFILIATIONS -- Chairman, U.S. Air Force Academy's Board of
               Visitors; Trustee of Northwestern University and Howard
               University; Chairman, The Marrow Foundation; President, Leukemia
               & Lymphoma Society Foundation; Member of the Board of Directors of The Bone Marrow Foundation

 ECKHARD       AGE  59  JOINED GM BOARD 1996   COMMITTEES -- Capital Stock
PFEIFFER                                       (Chair), Audit, Executive
                                               Compensation

               Chairman, Intershop Communications AG/Inc., and Chairman, ricardo.de AG (1999-2000); Retired President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas, since 1999; held offices of President and Chief Executive Officer (1991-99)
               DIRECTORSHIPS -- Hughes Electronics Corporation; Telefonaktiebolaget LM Ericsson; Intershop Communications, AG; NXView Technologies; IFCO Systems, N.V.; Syntek Capital AG AFFILIATIONS -- Advisory Board of Deutsche Bank; the Executive Board, Southern Methodist University, Cox School of Business; Board of Visitors M.D. Anderson Cancer Center; The
               Business Council

 JOHN F.       AGE  63  JOINED GM BOARD 1990   COMMITTEE -- Investment Funds
SMITH, JR.
               Chairman, General Motors Corporation since January 1, 1996,
               Chief Executive Officer (1992-May 31, 2000), and President
               (1992-98); Joined General Motors Corporation in 1961
               DIRECTORSHIPS -- Hughes Electronics Corporation, The Procter &
               Gamble Company, and Delta Air Lines
               AFFILIATIONS -- Member of the U.S.-Japan Business Council;
               Chairman of Catalyst; Member of the Chancellor's Executive
               Committee of the University of Massachusetts, the Board of Trustees of Boston University, and the Board of Directors of The Nature Conservancy

 G. RICHARD    AGE  48  JOINED GM BOARD 1998
 WAGONER, JR.
               President and Chief Executive Officer since June 1, 2000,
               President and Chief Operating Officer (October 1998-May 31,
               2000), Executive Vice President and President GM's North
               American Operations (July 1994-October 1998); Joined General
               Motors Corporation in 1977
               DIRECTORSHIPS -- Hughes Electronics Corporation
               AFFILIATIONS -- Chairman of the Board of Visitors for Duke
               University's Fuqua School of Business; Chairman, SAE A World in Motion Executive Committee; Member of the Board of Trustees for Detroit Country Day School

LLOYD D. WARD  AGE  52  JOINED GM BOARD 2000   COMMITTEES -- Audit, Public
                                               Policy

               Chairman and Chief Executive Officer, iMotors, San Francisco, CA, a direct seller of certified used vehicles, since January 2001; Chairman and Chief Executive Officer, Maytag Corporation, Newton, Iowa (August 1999-November 2000), President and Chief Operating Officer (1998-99), and Executive Vice President and President Maytag Appliances (1996-98); President, PepsiCo's Central Division of Frito-Lay (1992-96) DIRECTORSHIPS -- iMotors and J.P. Morgan Chase & Co. AFFILIATIONS -- Member, Executive Leadership Council, Washington, D.C.

 SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS, AND CERTAIN OTHERS

     The beneficial ownership of all classes of common stock of the Corporation for each nominee for Director, each Named Executive Officer, and all current directors and officers of the Corporation as a group is shown in the following table. Information is as of February 28, 2001.

     Each of the individuals/groups listed below owns less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except as follows:

     * State Street Bank and Trust Company (acting in various fiduciary capacities for various employee benefit plans) beneficially owns 14.2% of the outstanding shares and voting power of the Common Stock and 5.3% of the outstanding shares and voting power of the Class H Common Stock (12.0% of the combined voting power of the Common Stock and Class H Common Stock).

     * Fiat S.p.A. beneficially owns 5.6% of the outstanding shares and voting power of the Common Stock (4.2% of the combined voting power of the Common Stock and Class H Common Stock).

     * U.S. Trust Corporation (an independent trustee for GM's employee pension VEBA plan trust) beneficially owns 20.8% of the outstanding shares and voting power of the Class H Common Stock (5.3% of the combined voting power of the Common Stock and Class H Common Stock).

     In most cases, each individual has sole voting and investment power with respect to the shares he or she beneficially owns. Where this is not the case, voting and investment power is clarified in a footnote. The shares listed below do not include any Common Stock or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations or by educational and charitable institutions of which certain directors and officers serve as directors or trustees.

                                         Shares                Deferred
                                   Beneficially Owned         Stock Units           Total Shares
                                 -----------------------   -----------------   -----------------------
                                               Class H               Class H                 Class H
                                   Common       Common     Common    Common      Common       Common
          Directors                Stock        Stock       Stock     Stock      Stock        Stock
          ---------              ----------   ----------   -------   -------   ----------   ----------
                                     #            #           #         #          #            #
P. N. Barnevik (c)............        9,628        1,188     2,697     1,503       12,325        2,691
J. H. Bryan (c)...............        6,603        1,266     9,622     3,191       16,225        4,457
T. E. Everhart (d)............        1,702          420    13,871    37,126       15,573       37,546
G. M. C. Fisher (d)...........        4,752          792     1,256    12,381        6,008       13,173
N. Idei (c)...................        4,250        2,250     1,601       587        5,851        2,837
K. Katen (c)..................        4,000        3,000     3,074     1,802        7,074        4,802
J. W. Marriott, Jr. (c).......          752       15,792    12,455    20,100       13,207       35,892
H. J. Pearce (e)..............       64,290      142,452    34,017    37,476       98,307      179,928
E. Pfeiffer (d)...............        4,512        4,752     5,551    10,428       10,063       15,180
J. F. Smith, Jr. (e)..........      245,970      150,176    76,655    76,006      322,625      226,182
G. R. Wagoner, Jr. (e)........       80,712       52,702    36,818    26,885      117,530       79,587
L. D. Ward (c)................        1,000          -0-       987       359        1,987          359


                                 Total Value     Stock Options(b)
                                  of Common     --------------------
                                     and                     Class H
                                   Class H        Common     Common
          Directors               Shares(a)       Stock       Stock
          ---------             -------------   ----------   -------
                                      $             #           #
P. N. Barnevik (c)............        718,174          -0-       -0-
J. H. Bryan (c)...............        966,157        5,908     1,236
T. E. Everhart (d)............      1,681,520        1,093       -0-
G. M. C. Fisher (d)...........        618,978        5,908     1,236
N. Idei (c)...................        376,290          -0-       -0-
K. Katen (c)..................        486,047        2,311       816
J. W. Marriott, Jr. (c).......      1,517,869          -0-       -0-
H. J. Pearce (e)..............      9,320,697      642,371   633,081
E. Pfeiffer (d)...............        880,690        4,606     1,236
J. F. Smith, Jr. (e)..........     22,329,911    1,586,453       -0-
G. R. Wagoner, Jr. (e)........      8,070,937      763,686       -0-
L. D. Ward (c)................        114,085          -0-       -0-

                                          Shares                Deferred
                                    Beneficially Owned         Stock Units            Total Shares
                                 ------------------------   -----------------   ------------------------
                                                Class H               Class H                  Class H
                                   Common       Common      Common    Common      Common       Common
          Directors                Stock         Stock       Stock     Stock      Stock         Stock
          ---------              ----------   -----------   -------   -------   ----------   -----------
                                     #             #           #         #          #             #
    Other Named Executives
    ----------------------
J. D. Finnegan (e)............       15,292         2,996    28,744     8,117       44,036        11,113
R. L. Zarrella (e)............       41,867         8,933    10,321     3,939       52,188        12,872
All directors and officers
  of the Corporation as
  a group (e).................    1,191,231       680,831   511,109   239,981    1,702,340       920,812
State Street Bank and
  Trust Company...............   80,458,406    46,594,533       -0-       -0-   80,458,406    46,594,533
225 Franklin Street
Boston, MA 02110
Fiat S.p.A....................   32,053,422           -0-       -0-       -0-   32,053,422           -0-
Via Nizza 250
10126 Turin, Italy
U.S. Trust Corporation........          -0-   181,891,754       -0-       -0-          -0-   181,891,754
114 West 47th Street
New York, NY 10036
                                 Total Value     Stock Options(b)
                                  of Common     --------------------
                                     and                     Class H
                                   Class H        Common     Common
          Directors               Shares(a)       Stock       Stock
          ---------             -------------   ----------   -------
                                      $             #           #
    Other Named Executives
    ----------------------
J. D. Finnegan (e)............      2,599,931       77,409         0
R. L. Zarrella (e)............      3,074,472      279,625         0
All directors and officers
  of the Corporation as
  a group (e).................    111,643,577    6,876,067   723,300
State Street Bank and
  Trust Company...............  5,346,340,271          -0-       -0-
225 Franklin Street
Boston, MA 02110
Fiat S.p.A....................  1,709,088,461          -0-       -0-
Via Nizza 250
10126 Turin, Italy
U.S. Trust Corporation........  4,123,486,063          -0-       -0-
114 West 47th Street
New York, NY 10036

(a) The total value is based on the February 28, 2001 closing market prices of $53.32 for Common Stock and $22.67 for Class H Common Stock.

(b) This column reports the number of shares that may be acquired through exercise of stock options within 60 days from February 28, 2001. The shares reported in this column reflect adjustments to the original option grants resulting from the recapitalization of the Class H stock in December 1997, the spin-off of Delphi Automotive Systems in 1999, and a 3-for-1 Class H stock split in the form of a 200% stock dividend in 2000. Additional information regarding stock options is provided on pages 17 and 18.

(c) Deferred Stock Units -- These amounts have been deferred under the General Motors Corporation Compensation Plan for Non-Employee Directors. For more information about this plan, please refer to the section on Director Compensation commencing on page iii.

(d) Deferred Stock Units -- Includes amounts described in footnote (c) above as well as amounts deferred under the Hughes Electronics Corporation Compensation Plan for Non-Employee Directors. The only material difference between the Hughes Plan and the General Motors Corporation Compensation Plan for Non-Employee Directors is that all stock amounts refer exclusively to Class H Common Stock.

(e) Shares beneficially owned include shares credited under the General Motors Savings-Stock Purchase Program ("GM S-SPP"). This program is available to all salaried employees and provides that participants may contribute up to 20% of eligible salary, subject to maximum limits established by the Internal Revenue Code ("IRC"). Deferred Stock Units include shares under the General Motors Benefit Equalization Plan-Savings ("BEP-S"). This Plan is a non-qualified "excess benefits" plan that is exempt from ERISA and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Following termination of employment, an employee may elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred units also include undelivered incentive awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that the executive officers and directors of the Corporation must report to the SEC and the Corporation, within certain periods, how many shares of the Corporation's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 2000 and prior years have been timely made, except as follows: in 2000, T. E. Everhart and J. W. Marriott, Jr., Directors of the Corporation, and D. J. Herman, a Vice President of the Corporation, each inadvertently filed one monthly report involving one transaction after the due date. All transactions have now been reported.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee consists of Messrs. Bryan, Fisher, Marriott, Pfeiffer, and Weatherstone. Mr. Marriott is the Chairman and Chief Executive Officer of Marriott International, Inc. Harry J. Pearce, an executive officer of the Corporation, is a director of Marriott International, Inc.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This is a report on the compensation paid to the Corporation's executives, including the Named Executive Officers. The Named Executive Officers for 2000 are:

      John F. Smith, Jr.........    Chairman of the Board of Directors
      G. Richard Wagoner, Jr....    President and Chief Executive Officer (CEO)
      Harry J. Pearce...........    Vice Chairman of the Board of Directors
      John D. Finnegan..........    Executive Vice President and Chairman, General Motors
                                      Acceptance Corporation (GMAC)
      Ronald L. Zarrella........    Executive Vice President and President, GM North America

     COMPENSATION PHILOSOPHY -- The executive compensation program for General Motors and its major subsidiaries is based on the belief that the interests of executives should be closely aligned with those of GM's stockholders. Under this philosophy:

     * A significant portion of each executive's total compensation is linked directly to accomplishing specific, measurable results that are intended to create value for the stockholders in both the short- and long-term.

     * Executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which they are assigned, and they will be rewarded only when and if the specific, measurable goals that were previously established by Management and the Committee have been achieved.

     * Each executive's individual performance and contribution will be reflected through differentiated salary adjustments and the amount of incentive awards paid, if any.

     * Any long-term incentive awards are paid in GM common stocks to further reinforce the link between the executives' and stockholders' interests.

     * In years of strong performance, executives can earn a highly competitive level of compensation. As a result, the Corporation will be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years of below average performance, an executive will receive compensation that is less than competitive benchmarks.

     STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to reinforce the link between the executives' interests and your interests is to require that executives own a significant amount of GM stock. As a result, our Committee has established formal stock ownership guidelines for all Corporate officers, including the Named Executive Officers, as well as other select senior executives. Because of our strong commitment to this principle, we have established significant ownership requirements with which we expect senior executives to comply. The guidelines are as follows:

                                                                   Minimum Aggregate
                         Position                                   Value Equivalent
                         --------                                  -----------------
GM Chairman, President & CEO, and Vice Chairmen...........       5.0 times base salary
Executive Vice Presidents and Senior Vice Presidents......       4.0 times base salary
Group Vice Presidents.....................................       3.0 times base salary
Vice Presidents...........................................       2.0 times base salary

     COMPENSATION DEDUCTIBILITY POLICY -- In 1997, GM stockholders approved a new incentive compensation program effective until 2002. This program includes provisions that allow the Corporation to comply with regulations under Section 162(m) of the Internal Revenue Code. As a result, the Corporation will be able to take a tax deduction for performance-based compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. The Code does not permit companies to take a tax deduction for salary paid in excess of $1 million. The portion of the salaries reported for Messrs. Smith and Pearce that exceeds $1 million will be deferred until after retirement. If compliance with Section 162(m) regulations conflicts with the Corporation's compensation philosophy or what is believed to be the best interests of the Corporation and its stockholders, we may conclude that paying non-deductible compensation is more consistent with the compensation philosophy and in the Corporation's and your best interests.

     TYPES OF COMPENSATION -- Aside from benefits, which will be reviewed in the tables following this report, there are three major components to an executive's total compensation package:

        *  Base Salary
        *  Annual Incentives
        *  Long-Term Incentives

     In determining the proper amount for each compensation component, we review the compensation paid for similar positions at other large corporations with which GM competes for executive talent. Since the job market for these executives is not limited to the auto industry alone, a group consisting of several large, global industrial/service corporations was identified as our "comparator group." Each year we review the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate performance measures and compensation levels for our executives. We also rely on information and advice provided by outside consultants.

     Base Salary -- Under the Corporation's compensation program, base salaries for GM executives are targeted to be at the upper end of the third quartile of the salaries paid for similar positions at our comparator group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, responsibilities, and length of time in their current position.

     We believe that continuity in the Corporation's senior leadership group serves the Corporation best. To encourage continuity, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for the next two years. This is the Corporation's only contractual arrangement with these executive officers.

     Annual Incentives -- All executives are eligible to be considered for annual incentive awards. Payment, if any, however, is based on GM's overall performance against the objectives we established in advance, as well as individual performance. We may choose to make adjustments to awards to reflect the impact of unplanned events.

     When we establish the target award and performance objectives, we also set a minimum performance level that must be achieved before any awards can be paid. If this minimum level is not met, there will be no annual incentive payout. The maximum award was approved by stockholders as part of the 1997 Annual Incentive Plan. When we establish this payout range, we assess the degree of performance necessary to achieve the objective by reviewing both past and projected performance levels, as well as external marketplace conditions such as the economic outlook, competitive performance levels, projected automotive industry volumes, projected market share, and quality improvements. We do not assign a specified weight to these factors, but rather we use our judgment to establish a targeted performance level and related payout range that we believe are in your best interests. The size of final awards depends on the actual level of performance achieved in comparison with the pre-established objectives.

     As was the case in recent years, management recommended that the Committee continue to raise the bar and establish very aggressive performance targets for 2000. We agreed and tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), market share, and quality that are based upon the Corporation's business plans. Following a review with management, we used our discretion and set the specific levels that served as profitability, market share, and quality targets. At the end of 2000, we reviewed the Corporation's overall operating performance. Financial results for net income and RONA were below target levels. In addition, for certain geographic regions/operating units, we reviewed performance against pre-established targets for quality and market share within those regions/units. Several regions were below target expectations. Thus, the final annual incentive awards that were determined and paid in cash in early 2001 were above threshold but below the target level established for 2000.

     Stock Options -- All executives are eligible to be considered for stock option grants. Executives may receive stock options under the provisions of the 1997 Stock Incentive Plan. Options are granted to emphasize the importance of improving stock price performance over the long-term and to encourage executives to own GM stock. These options are granted at 100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price increases, which will benefit both you and the executive. Our Plan does not allow the re-pricing of options.

     When we grant options, we follow competitive long-term incentive compensation practices. The size of these grants and other long-term awards discussed below is intended to place executives at the upper end of the third quartile of long-term incentives granted to similar executive positions at comparator companies. When we determine the size of new grants to each Named Executive Officer, we consider the number of option shares each executive has previously been granted. In addition to his responsibilities at GM, Mr. Pearce also has oversight responsibility for Hughes Electronics

Corporation and, therefore, we determined that his grant would be denominated partially in Common Stock and partially in Class H Common Stock.

     Other Long-Term Incentives -- Stock Performance Program awards under the GM Performance Achievement Plan are normally only granted to the Corporation's senior executives. Similar to annual incentive awards, these awards are typically made annually; however, the payout, if any, depends upon the performance of GM related to other companies in the S&P 500 Index [ranking of GM Common Stock within the S&P 500] over a three-year period. In recent years, payout of these awards depended on achieving pre-established RONA targets. Although the Corporation continues to place strong emphasis on meeting its RONA targets, it has revised its focus for long-term incentive awards effective with the 1999 grant to measure returns to stockholders of the Corporation's $1 2/3 Common Stock. Under this new methodology, using Total Shareholder Return (TSR), executives were granted target awards in the form of shares of the Corporation's common stocks for the 2000-2002 performance period. The final number of shares to be delivered at the end of the three-year performance period, if any, will depend on where GM ranks (based on market price appreciation plus the compounding effect of reinvested dividends) in relation to other companies in the S&P 500 Index. If the Corporation's ranking in the S&P 500 over the three-year period falls below the 25th percentile, no payment will be made. If the Corporation ranks within the top 10% of the companies in the S&P 500, the maximum payout level would be achieved. Between threshold and maximum, payout percentages will be related to the ranking position. By establishing awards in this fashion, executives will be highly motivated to increase stock price performance, which would be to their benefit as well as yours.

     In 2000, in order to motivate the executive workforce to intensify its focus on improving the Corporation's profit margin (net income as a percent of net sales), we made a special Net Margin grant to the entire executive team worldwide. Payment of this grant, which is not subject to individual performance adjustments, depends on increasing the Corporation's four-quarter rolling average Corporate Net Margin to at least 5% prior to the end of 2003. If this goal is achieved, these awards will be paid in stock following the end of the quarter in which the 5% Net Margin is achieved. If the 5% level is not achieved prior to December 31, 2003, no awards will be paid.

AWARDS TO CHIEF EXECUTIVE OFFICERS

     On January 1, 2000, Mr. John F. Smith, Jr. was Chairman and CEO. Effective June 1, 2000, he stepped down from his position as CEO, but remains Chairman of the Board and an executive officer. Effective June 1, 2000, GM President
G. Richard Wagoner, Jr. assumed the additional responsibility of CEO. Prior to year-end, we met to determine the 2000 compensation levels for Messrs. Smith and Wagoner.

     During this review we observed that the Corporation exceeded the aggressive RONA targets we established in 1998 for the three-year (1998-2000) long-term incentive awards; however, reflecting an extremely competitive global market and fourth-quarter slowdown, we noted that the Corporation did not achieve the financial, market share, and quality targets we established for annual incentive awards in early 2000. In evaluating this performance we recognized both individuals' highly effective leadership and commitment to flexibility, creativity, and innovation while embracing the Corporation's cultural priorities to act as one company, embrace stretch targets, move with a sense of urgency, and enhance product and customer focus. We specifically noted that 2000 global revenues were at an all-time record and earnings were the second highest in the Corporation's history.

     We also noted many positive developments toward addressing current business priorities, including an aggressive strategy to expand the number of innovative products and services. Among the many achievements, we specifically noted the introduction of eight all new models in 2000 and plans to introduce 11 more in 2001 and also observed that GM has 19 vehicles in development on 24-month cycles -- more than any other automaker.

     We considered the industry leading position of OnStar as the premier provider of sophisticated global positioning and wireless technologies directly to our vehicles and commented on GM's leadership in the global automotive sector in e-business activities such as GM's global customer Web site activities (GMBuyPower.com). We further noted the joint venture to form a business to business (B2B) purchasing automotive exchange on the Internet (Covisint) which promises to be the world's largest Internet marketplace. We also observed GM's progress in its order-to-delivery (OTD) initiative, which will result in the Corporation responding more quickly to consumer demands.

     Finally, we reviewed the aggressive growth in Asia Pacific, particularly in China, as demonstrated in the success of the Shanghai-GM joint venture. We recognized progress in our alliance with Fuji Heavy Industries and expansion of our alliances with Isuzu and Suzuki. We also observed the establishment of a comprehensive alliance with Fiat Automotive, formed in Europe and Latin America, that will play a significant role in improving the Corporation's long-term cost competitiveness.

     After our evaluation, we determined Messrs. Smith and Wagoner's compensation as follows:

     Base Salary -- In recognition of his continued strong leadership and performance, Mr. Smith's salary was increased by 5% to $2,050,000 effective January 1, 2000, after an interval of 24 months since his last increase. Reflecting his outstanding performance and promotion to CEO, effective June 1, 2000 we increased Mr. Wagoner's salary to $1,700,000.

     Annual Incentives -- In early 2000, we established an individual award target for Mr. Smith based on achievement of specified levels of net income, RONA, market share, and quality, in line with the Corporation's compensation philosophy. Similarly, we also established a target award for Mr. Wagoner as Chief Operating Officer (COO) utilizing the same performance measures. Following his promotion to CEO, we increased the size of the original target award to Mr. Wagoner to recognize his additional responsibilities. At the end of the year we reviewed these awards in relation to the established performance measures, noting that they were down from 1999 levels and below the targets we established for 2000. Final awards for both Messrs. Smith and Wagoner were above threshold but below target.

     Stock Options -- As part of the Corporation's continuing compensation review process, we reviewed the size of the options granted to Mr. Smith in comparison with option grants to CEOs of our comparator group of companies. After considering the number of options previously granted to him, we set the size of his 2000 stock option grant at 400,000 shares of Common Stock. At the same time, we established a 200,000 share grant for Mr. Wagoner based on a comparison of awards with COOs of other companies and after considering the number of options previously granted to him. In June 2000, following his promotion to CEO, we re-examined Mr. Wagoner's option status and granted him an additional option for 50,000 shares in recognition of his new responsibilities.

     Other Long-Term Incentives -- The Performance Achievement Plan (PAP) target awards are disclosed starting on page 18. The regular awards cover the three-year period 2000-2002. The awards for both Messrs. Smith and Wagoner were denominated and will be paid in shares of GM Common and Class H Common stocks in one installment, if they are earned. The special one-time net margin grant was denominated and will be paid in shares of GM Common Stock and will also be paid in one installment, if it is earned. The sizes of all target awards were developed in line with the methodology discussed above.

     The cumulative GM RONA for the 1998-2000 performance period, which concluded at year-end 2000, was above target but below maximum. This was achieved despite the extremely aggressive three-year target performance level we established in early 1998. The final awards for Messrs. Smith and Wagoner were paid above target but below maximum payout level.

     During 2000, the Committee met with the Board of Directors in an executive session to review the Corporation's performance and the performance of Messrs. Smith and Wagoner and other members of senior management, including the Named Executive Officers. We explained our compensation determinations for the Named Executive Officers to the Board and the Board concurred with our decisions. In early 2001, the Board of Directors also set 2001 objectives for Messrs. Smith and Wagoner.

                        EXECUTIVE COMPENSATION COMMITTEE

              John H. Bryan, Chair               Eckhard Pfeiffer
              George M. C. Fisher                Dennis Weatherstone
              J. Willard Marriott, Jr.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid during the last three fiscal years to Chairman J. F. Smith, Jr., President and CEO G. R. Wagoner, Jr., and each of the three other most highly compensated executive officers during 2000.

                                              Annual Compensation                   Long-Term Compensation
                                     --------------------------------------         ----------------------
                                                                                                 Payouts
                                                                   Other              Awards    ----------
                                                                   Annual           ----------  Long-Term   All Other
        Name and                                                  Compen-             Stock     Incentive    Compen-
   Principal Position        Year       Salary       Bonus(1)    sation(2)          Options(3)  Payouts(4)  sation(5)
   ------------------        ----       ------       --------    ---------          ----------  ----------  ---------
                                          $             $            $       Class   # Shares       $           $
J. F. Smith, Jr.
     Chairman............      2000     2,050,000     1,169,000      74,797  Com.     400,000    3,120,000     128,557
                               1999     1,950,000     4,840,000     105,330  Com.     420,700    5,250,000     108,518
                               1998     1,950,000     1,080,000      56,540  Com.     360,600    1,600,000     103,600
G. R. Wagoner, Jr.
     President & CEO.....      2000     1,554,000       784,000        N.A.  Com.     250,000    1,616,000      80,675
                               1999     1,350,000     2,597,000        N.A.  Com.     210,350    2,250,000      60,950
                               1998     1,087,000       475,000        N.A.  Com.     120,200      850,000      49,375
H. J. Pearce
     Vice Chairman.......      2000     1,408,000       684,000        N.A.  Com.     150,000    1,360,000      81,505
                                                                             Cl. H    100,227
                               1999     1,350,000     2,597,000        N.A.  Com.     157,762    2,250,000      66,930
                                                                             Cl. H     87,025
                               1998     1,163,000       475,000        N.A.  Com.     112,687      850,000      56,758
                                                                             Cl. H     54,095
J. D. Finnegan
     Executive VP........      2000       883,000       428,000        N.A.  Com.     100,000      800,000      43,366
                               1999       638,000       991,000        N.A.  Com.      48,080    1,120,000      28,266
                               1998       454,000       350,000        N.A.  Com.      36,060      280,000      20,293
R. L. Zarrella
     Executive VP........      2000       958,000       456,000        N.A.  Com.     110,000      920,000      51,310
                               1999       900,000     1,180,000      58,897  Com.      96,160    1,505,000      39,291
                               1998       768,000       460,000        N.A.  Com.      54,090      500,000      33,453

(1) Bonus awards were granted under the General Motors 1997 Annual Incentive Plan. They were paid in cash in January of the following year.

(2) Amounts include $21,626 (2000) and $31,495 (1999) for Mr. Smith and $34,084
    (1999) for Mr. Zarrella related to use of company aircraft.

(3) All options have been adjusted to reflect the spin-off of Delphi Automotive Systems in May 1999. Class H options have been adjusted to reflect a 3-for-1 stock split in the form of a 200% stock dividend paid on June 30, 2000.

(4) Amounts reflect long-term incentive payouts under the General Motors 1997 and 1992 Performance Achievement Plans. These awards cover three-year performance periods (1998-2000, 1997-1999, and 1996-1998) and are paid in the form of shares of the Corporation's Common and Class H stocks. These awards for the Named Executive Officers vest in installments. The 1998-2000 and 1997-1999 payouts have two installments. The 1996-1998 payout for

    Messrs. Smith, Wagoner, and Pearce has four installments and the payout for Messrs. Finnegan and Zarrella has two installments. The first installment vests at the time the final award is determined and the second installment vests on December 31 of the same year. The third and fourth installments of the 1996-1998 grant vest on December 31 of 2000 and 2001, respectively.

    In addition, the 1999 payout included a special One-Time RONA grant that paid out following the attainment of the established 12.5% RONA target in the third quarter of 1999. The special RONA grant vested and was paid in one installment of GM Common Stock in 1999.

    Dividend equivalents are paid on unvested shares.

     The following table sets forth the number of shares that were vested and paid and the number of shares that remain unvested and unpaid as of December 31, 2000.

                                                                 Second Installment of 1997-1999 Grant
                                      1998-2000 Grant           and Third Installment of 1996-1998 Grant
                               ------------------------------  ------------------------------------------
                                                                                                               Shares
                               Shares Vested       Shares        Shares Vested     Value of Shares Vested     Unvested
                                  in 2001         Unvested       Dec. 31, 2000         Dec. 31, 2000       Dec. 31, 2000
                               --------------  --------------  ------------------  ----------------------  --------------
                                Com.   Cl. H    Com.   Cl. H    Com.      Cl. H       Com.       Cl. H      Com.   Cl. H
                               ------  ------  ------  ------  --------  --------  -----------  ---------  ------  ------
                                                                                     $50.94      $23.00
                                 #       #       #       #        #         #          $           $         #       #
    J. F. Smith, Jr..........  23,968  13,357  23,967  13,356   24,404    17,148    1,243,140    394,404   38,960  40,434
    G. R. Wagoner, Jr........  12,414   6,918  12,414   6,917   10,991     7,968      559,882    183,264   19,202  19,968
    H. J. Pearce.............   9,795   7,277   9,794   7,277   10,246    10,230      521,931    235,290   17,275  26,097
    J. D. Finnegan...........   6,146   3,425   6,145   3,424    5,560     2,346      283,226     53,958      -0-     -0-
    R. L. Zarrella...........   7,068   3,939   7,067   3,939    7,712     3,171      392,849     72,933      -0-     -0-

(5) This column shows contributions by the Corporation under various savings plans and imputed income for endorsement split-dollar life insurance. In the event of death, the Corporation would be reimbursed for its premiums from the life insurance policy. Additional information regarding the savings plans will be found in footnote (e) on page 8. The following table details the savings and split-dollar amounts.

                                 J. F. Smith, Jr.   G. R. Wagoner, Jr.   H. J. Pearce   J. D. Finnegan   R. L. Zarrella
                                 ----------------   ------------------   ------------   --------------   --------------
     Savings Plans.........2000      $98,400             $74,600           $67,600         $42,400          $46,000
                           1999       81,900              56,700            56,700          26,775           37,800
                           1998       81,900              45,675            48,825          19,075           32,235
     Life Insurance*.......2000       30,157               6,075            13,905             966            5,310
                           1999       26,618               4,250            10,230           1,491            1,491
                           1998       21,700               3,700             7,933           1,218            1,218

* Reflects split-dollar life insurance policies, except for Mr. Finnegan, and the 1999 and 1998 policies for Mr. Zarrella that reflect basic life insurance policies.

                         OPTIONS AND SAR GRANTS IN 2000

     The following table shows the stock options granted to the Named Executive Officers in 2000. They were granted in a combination of non-qualified and Incentive Stock Options (ISOs) on January 10, 2000 and, for Mr. Wagoner, June 2, 2000. These options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                Individual Grants
                                -------------------------------------------------
                                Number of    % of Total
                                Securities    Options
                                Underlying   Granted to                             Grant Date
                                 Options     Employees     Exercise   Expiration     Present
             Name                Granted      in 2000       Price        Date        Value(1)
             ----               ----------   ----------    --------   ----------    ----------
                                # Shares         %         $/Share                      $
          $1-2/3 Par
     Common Stock Options
     --------------------
J. F. Smith, Jr...............    400,000         2.66        75.50       1/11/10     8,464,000
G. R. Wagoner, Jr.............    200,000         1.33        75.50       1/11/10     4,232,000
                                   50,000         0.33        70.10        6/2/10     1,001,500
H. J. Pearce..................    150,000         1.00        75.50       1/11/10     3,174,000
J. D. Finnegan................    100,000         0.66        75.50       1/11/10     2,116,000
R. L. Zarrella................    110,000         0.73        75.50       1/11/10     2,327,600

  Class H Stock Options (2)
  -------------------------
H. J. Pearce..................    100,227         0.30        34.44      1/11/10     1,410,200

(1) These values were determined based on the Black-Scholes option-pricing model at the time of grant. The following assumptions were used in the calculation:

    * Expected price volatility -- 28% (33% for the Class H grant) for the January 10 grants and 30% for the June 1 grant.

    * Options will be exercised in the fifth year.

    * An interest rate based upon the corresponding yield of a government bond maturing five years from the date of grant.

    * Dividends at the rate in effect on the date of grant.

    * No adjustments for nontransferability.

(2) The number of shares and exercise price of the Class H options granted to Mr. Pearce have been adjusted to reflect the recapitalization of the Class H stock in December 1997, the spin-off of Delphi Automotive Systems in May 1999, and the 3-for-1 Class H stock split in the form of a 200% stock dividend paid on June 30, 2000.

     The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of the Corporation's common stocks and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                   AGGREGATE OPTION/SAR EXERCISES IN 2000 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 2000

     The following table provides information concerning the options exercised by each of the Named Executive Officers in 2000 as well as the value of options held by such executives at the end of the year. The year-end value is based on the closing prices of General Motors common stocks on December 31, 2000 (Common -- $50.94; Class H -- $23.00). SARs are not granted under the General Motors Stock Incentive Plan.

                                                                                                    Value of
                                                                           Number of              Unexercised
                                                                          Unexercised             In-the-Money
                                                                        Options/SARs at         Options/SARs at
                                            Shares                       Dec. 31, 2000           Dec. 31, 2000
                            Class of       Acquired       Value          Exercisable/             Exercisable/
          Name                Stock       on Exercise    Realized        Unexercisable           Unexercisable
          ----              --------      -----------    --------   -----------------------  ----------------------
                                           # Shares         $              # Shares                    $
J. F. Smith, Jr.........  Common              154,291    7,475,399    1,192,688 / 800,663     9,530,474 /   552,866

G. R. Wagoner, Jr.......  Common                  -0-          -0-      586,838 / 430,294     4,978,946 /   174,287

H. J. Pearce............  Common                  -0-          -0-      502,221 / 292,734     4,036,754 /   163,395
                          Class H                 -0-          -0-      458,553 / 328,368     5,636,712 / 2,155,548

J. D. Finnegan..........  Common               43,602    1,692,108       16,032 / 144,067           -0- /    52,283

R. L. Zarrella..........  Common               31,399    1,842,965      192,876 / 192,133     1,518,086 /    78,426

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive awards granted to Named Executive Officers in 2000. The awards cover the 2000-2002 performance period and were granted under the General Motors 1997 Performance Achievement Plan. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the Corporation's ranking on total shareholder return related to companies in the S&P 500 Index over the three-year period. If the minimum performance level is not met, no awards will be paid. In 2000, in addition to the regular long-term incentive awards, a special one-time Net Margin grant was made under the 1997 Performance Achievement Plan. Payment of this award, which is not subject to performance adjustments, is contingent upon increasing the Corporation's four-quarter rolling average net margin to at least 5% prior to the end of 2003. If the margin target is met on or before December 31, 2003, the special award will be paid out in GM Common Stock. If the margin target is not met, the special award will expire on December 31, 2003 and no payment will be made. There are no maximums or minimums for this award.

                                                                        Estimated Future Payouts
                                                                    Under Non-Stock Price-Based Plans
                             Number of        -----------------------------------------------------------------------------
                         Shares, Units or
                           Other Rights                          Threshold              Target                Maximum
                        -------------------   Performance   -------------------   -------------------   -------------------
         Name            Common    Class H      Period       Common    Class H     Common    Class H     Common    Class H
         ----            ------    -------    -----------    ------    -------     ------    -------     ------    -------
                         Shs.       Shs.                     Shs.       Shs.       Shs.       Shs.       Shs.       Shs.
J. F. Smith, Jr.......   23,130     13,800     2000-2002     11,565     6,900      23,130     13,800     46,260     27,600
G. R. Wagoner, Jr.....   11,020      6,570     2000-2002      5,510     3,285      11,020      6,570     22,040     13,140
H. J. Pearce..........   10,330      8,220     2000-2002      5,165     4,110      10,330      8,220     20,660     16,440
J. D. Finnegan........    7,710      4,620     2000-2002      3,855     2,310       7,710      4,620     15,420      9,240
R. L. Zarrella........    8,260      4,950     2000-2002      4,130     2,475       8,260      4,950     16,520      9,900


                          Special
                          One-Time
                         Net Margin
         Name              Grant
         ----            ----------
                          Shs.
J. F. Smith, Jr.......     23,234
G. R. Wagoner, Jr.....     27,240
H. J. Pearce..........     19,228
J. D. Finnegan........     14,421
R. L. Zarrella........     14,421

                               RETIREMENT PROGRAM

     The retirement program for General Motors' executives in the United States consists of the General Motors Retirement Program for Salaried Employees and two non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program."

     The General Motors Retirement Program for Salaried Employees is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act (ERISA). It is comprised of two parts -- a non-contributory part (known as Part A) and a contributory part (known as Part B). The contributory portion (Part B) of this tax-qualified plan provides benefits under a formula based on the number of "Years of Part B Credited Service" and upon the average of the highest five years of base salary (up to the maximum allowable under the Internal Revenue Code) received during the final ten years of service. Amounts paid under Part B are subject to certain Code limitations that may change from time to time. Part B also provides employees with an annual retirement benefit equal to the sum of 100% of the Part B contributions the executives made after October 1, 1979, and smaller percentages of the contributions they made before that date. If employees elect not to contribute to Part B of the tax-qualified plan, they are entitled to receive only Part A basic retirement benefits equal to a flat dollar amount per year of credited service (essentially equivalent provisions of the General Motors Hourly-Rate Employees Pension Plan). Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount in joint and survivor form.

     Supplemental Executive Retirement Program (SERP). If executives make Part B contributions to the tax-qualified plan, they may also be eligible to receive a non-qualified Regular SERP benefit. The sum of the tax-qualified plan's benefits plus the Regular SERP benefit and will provide an eligible executive with total annual retirement benefits equal to:

     * [2% times Years of Part B Credited Service] times Average Annual Base Salary

     * Less [2% times years of credited service] times the maximum annual Social Security benefit in the year of retirement payable to a person retiring at age 65 ($18,432 for a 65 year old retiring in 2001).

     Table I shows the regular form of the estimated total annual retirement benefit payable under the GM Salaried Program (based on Average Annual Base Salary as of December 31, 2000) that would be paid annually in 12 equal monthly installments as a single life annuity to executives retiring in 2001 at age 65. If executives elect to receive such benefits in the form of a 65% joint and survivor annuity, the single life annuity amounts shown would generally be reduced by 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                     PROGRAM
         ASSUMING AN EXECUTIVE QUALIFIES FOR REGULAR SERP BENEFITS (a)

                              Years of Part B Credited Service
    Average Annual      --------------------------------------------
      Base Salary          15         25          35          45
    --------------      --------   ---------   ---------   ---------
           $               $           $           $           $
         530,000        153,470      255,784     358,098     460,411
         916,000        269,270      448,784     628,298     807,811
       1,302,000        385,070      641,784     898,498   1,155,211
       1,688,000        500,870      834,784   1,168,698   1,502,611
       2,074,000        616,670    1,027,784   1,438,898   1,850,011
       2,460,000        732,470    1,220,784   1,709,098   2,197,411

(a) The Average Annual Base Salary and the Years of Part B Credited Service (shown in parenthesis) as of December 31, 2000 for each of the Named Executive Officers were as follows; John F. Smith, Jr. - $1,890,000 (40 years); G. Richard Wagoner, Jr. - $1,168,333 (23 years); Harry J. Pearce - $1,164,167 (24 years); John D. Finnegan - $530,000 (25 years); and Ronald L. Zarrella - $793,917 (10 years). The Annual Base Salaries for the most recent year(s) considered in the calculation reported here are shown in the Summary Compensation Table on page 15 in the column labeled "Salary."

     Executives may be eligible to receive an Alternative SERP benefit in lieu of the Regular SERP benefit if they satisfy certain criteria, including not working for any competitor or otherwise acting in any manner which is not in the best interests of the Corporation. Eligible executives will receive the greater of the Regular SERP benefit detailed above or an Alternative SERP benefit. The sum of the tax-qualified plan's benefits plus the Alternative SERP benefit will provide an eligible executive with total annual retirement benefits equal to:

     * 1.5% times Years of Part B Credited Service (up to a maximum of 35 years)

     * Times the executive's highest Average Annual Total Direct Compensation (highest five years of salary plus highest five years of bonus in the ten years preceding retirement -- each calculated independently)

     * Less 100% of the maximum annual Social Security benefit in the year of retirement payable to a person age 65.

     Table II shows the alternative form of the estimated total annual retirement benefit payable under the GM Salaried Program based upon Average Annual Total Direct Compensation as of December 31, 2000. These amounts would be paid annually in 12 equal monthly installments as a single life annuity to executives retiring in 2001 at age 65. The amounts shown would be reduced in the same way as under the regular form if the executive elects joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
         ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SERP BENEFITS (a)

   Average Annual              Eligible Years of Part B Credited Service
    Total Direct       ----------------------------------------------------------
    Compensation           15          20          25          30          35
   --------------      ----------  ----------  ----------  ----------  ----------
          $                $           $           $           $           $
         1,003,000        207,243     282,468     357,693     432,918     508,143
         2,456,000        534,168     718,368     902,568   1,086,768   1,270,968
         3,909,000        861,093   1,154,268   1,447,443   1,740,618   2,033,793
         5,362,000      1,188,018   1,590,168   1,992,318   2,394,468   2,796,618
         6,815,000      1,514,943   2,026,068   2,537,193   3,048,318   3,559,443
         8,268,000      1,841,868   2,461,968   3,082,068   3,702,168   4,322,268

(a) The Average Annual Total Direct Compensation and the Eligible Years of Part B Credited Service (shown in parenthesis) which may be considered in the Alternative SERP calculation as of December 31, 2000 for each of the Named Executive Officers was as follows: John F. Smith, Jr. - $4,403,000 (35 years); G. Richard Wagoner, Jr. - $2,429,333 (23 years); Harry J. Pearce - $2,438,167 (24 years); John D. Finnegan - $1,002,800 (25 years); and
    Ronald L. Zarrella - $1,435,117 (10 years). The Annual Total Direct Compensation for the most recent year(s) considered in the calculation above will be found in the Summary Compensation Table on Page 15 in the columns labeled "Salary" and "Bonus."

     The Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives. Both the regular and alternative forms of the SERP benefit are provided under a program that is non-qualified for tax purposes and not pre-funded. SERP benefits under the regular and alternative forms can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

                            PERFORMANCE PRESENTATION

     The following graphs compare five-year cumulative return to stockholders for each of the two classes of General Motors common stocks against the Standard & Poor's (S&P) 500 Composite Stock Index and comparator data. Except as explained below, each line represents an assumed initial investment of $100 on January 1, 1996 and reinvestment of dividends over the period.

     For General Motors Common Stock, a comparison is made with Ford Motor Company and DaimlerChrysler Corporation. The data for DaimlerChrysler assumes an initial investment in Chrysler Corporation and conversion of Chrysler stock to DaimlerChrysler as a result of its merger with Daimler.

     GM Class H Common Stock was registered under Section 12 of the Exchange Act in late December 1997 and, for purposes of this chart, it is assumed that an initial $100 investment was made on December 31, 1997. Since 1999, the

Class H stock was compared with the S&P 500 and the C.E. Unterberg-Towbin Satellite Index, which consists of satellite manufacturing and satellite services companies that are more directly comparable with Hughes Electronics.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
     GENERAL MOTORS COMMON STOCK, S&P 500 INDEX, FORD, AND DAIMLERCHRYSLER

                       GM COMMON                        DAIMLER
              DATE       STOCK     S&P 500     FORD     CHRYSLER

            1/1/96        100        100        100        100
            1/1/97        109        123        117        135
            1/1/98        129        164        184        144
            1/1/99        157        211        345        215
            1/1/00        198        255        324        179
          12/31/00        143        232        272         98


                        COMPARISON OF CUMULATIVE RETURN
              GENERAL MOTORS CLASS H COMMON STOCK, S&P 500 INDEX,
                   AND C. E. UNTERBERG-TOWBIN SATELLITE INDEX

                                                         C.E.
                       GM CLASS H                  UNTERBERG-TOWBIN
           DATE           STOCK         S&P 500    SATELLITE INDEX

         1/1/98            100            100            100
         1/1/99            107            129            107
         1/1/00            260            156            250
       12/31/00            187            141            130

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the General Motors Board of Directors (the Committee) is a standing committee comprised of six independent directors. It operates under a written charter adopted by the Board of Directors. The members of the Committee are Dennis Weatherstone (Chair), John H. Bryan, Nobuyuki Idei, Karen Katen, Eckhard Pfeiffer, and Lloyd D. Ward. The Committee annually recommends to the Board of Directors the selection of the Corporation's independent accountants. That recommendation is subject to ratification by the Corporation's stockholders.

     Management is responsible for the Corporation's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee's responsibilities include the monitoring and oversight of these processes.

     Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent accountants. In this context, management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation's independent accountants have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

     Based upon the Committee's discussions with management and the independent accountants as described in this report and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                           Dennis Weatherstone (Chair)
                                           John H. Bryan
                                           Nobuyuki Idei
                                           Karen Katen
                                           Eckhard Pfeiffer
                                           Lloyd D. Ward

                                   ITEM NO. 2
                                   ----------

     The By-laws of the Corporation provide that the selection of independent public accountants by the Audit Committee and the Board of Directors shall be submitted for ratification by the stockholders at the annual meeting. In accordance with the By-laws, the firm of Deloitte & Touche LLP has been selected as independent public accountants for the year 2001 and this selection is being presented to you for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to answer any questions that you may have.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918. It has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to General Motors at least once every five years. The Audit Committee reviews and approves in advance any instance where the supervising partner responsible for the General Motors account is assigned for more than three years. If you do not ratify the selection of Deloitte & Touche LLP as independent public accountants, the Audit Committee will seek other accountants. Because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, however, it is likely that the appointment would stand for 2001 unless there were compelling reasons for making an immediate change.

     During the 2000 calendar year, Deloitte & Touche LLP and its affiliates provided GM with audit and other services. The fees for such services totaled $17 million for audit fees, $2 million for financial information systems design and implementation fees, and $77 million for all other fees.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 2001. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3
                                   ----------

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, owner of 102 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

"WHEREAS, General Motors intends to include Internet access as well as cell phones in some of its car models, and when driving this will lead to distraction and accidents, be it

"RESOLVED: 'That General Motors provide each year, in its Proxy Statement and/or Annual Report as well as its Environmental, Health and Safety Report, a detailed report of accidents caused by driver distraction due to driver use of the internet or cell phones in General Motors cars.'

"REASONS: 'Roads are becoming more and more cluttered. A certain percentage of Internet users are 'addicted' to the use of cyberspace and could create hazardous situations like holding up traffic at lights or pulling off to park on shoulders if they access the Internet while driving.'

'In addition, the risks of potential driver distractions, like using cell phones while driving, are already well known and causing considerable amounts of accidents.'

'Stockholders are entitled to know full details on those accidents as well as GM's program to reduce driver distraction and accidents.'

'If you AGREE, please mark your proxy FOR this proposal.' "

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors agrees that driver distraction is an important issue. However, distractions can come in many forms besides using a cell phone while driving. Common driver distractions range from noisy children in the back seat to eating fast food when driving. While any driver distraction may be implicated in a collision, determining what actually "caused" the collision is not a simple task.

     In general, vehicle manufacturers can thoughtfully integrate cell phone and telematics technologies into a vehicle with safeguards that make them appropriate for in-vehicle use. Comparable stand alone technologies may not contain similar safeguards.

     General Motors has taken a leadership role in addressing the issue of driver distraction. Since its outset in 1996, GM's OnStar System has been based on hands free, voice activated technology that has enabled its users to keep their hands on the steering wheel and eyes on the road.

     In April 2000, in part as a result of its experience with OnStar, GM became the first and so far only automaker to announce a set of common sense safety-driven principles to guide the research and development of future information delivery systems in our vehicles. Our systems will be designed to do four things:

     * Keep the driver's eyes on the road and hands on the wheel;

     * Minimize the number of steps required for the driver to perform any task;

     * Create a common interface for how drivers interact with the system; and

     * Utilize a lock-out protocol to prohibit especially demanding tasks while driving -- for example, such tasks as programming a navigation screen or using the type of computer screen that should be used only when the vehicle is in park.

     In October 2000, GM announced its "SenseAble Driving" campaign, which includes three elements:

     (1) a nationwide research program aimed at understanding and quantifying common perceptions and misperceptions about driver distraction;

     (2) development of an interactive computer demonstration to bring messages about driver distraction home graphically, especially to young drivers; and

     (3) cooperating with state drivers' licensing agencies across the country to spread the message that drivers should drive with eyes on the road, hands on the wheel, and mind on the task of driving, with a 6-month pilot program initiated in Michigan in late March 2001. Following the pilot, the program will be rolled out to other states.

     These efforts are aimed at improving drivers' understanding about the importance of minimizing all forms of distractions while driving. Arming them with this kind of information will help drivers to make sensible choices about what they should and should not do while driving.

     In light of General Motors track record with its OnStar System, its adoption of guiding principles for telematics and its SenseAble Driving campaign, GM has staked out a leadership position that benefits GM customers and other drivers alike.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4
                                   ----------

     Bartlett Naylor, 1255 N. Buchanan, Arlington, VA 22205, owner of 100 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "Resolved: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position.

"Supporting statement:

     "Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

     "Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The 'real' selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

     "Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair 'choosing' his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

     "Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be 'awkward' for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.). The point is to remove the 'final' decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

     "We urge you to vote FOR this proposal."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Under GM's By-laws, the Board of Directors and its Committee on Director Affairs are responsible for annually identifying the best candidates for election to the Board. These duties include evaluating the performance of the Board of Directors as well as identifying potential new members. In selecting a slate of candidates each year, the Committee and the Board carefully consider the performance and qualifications not just of each individual but of the group as a whole, and nominates the persons that they believe will together best serve the stockholders. An election of only some of the identified candidates creates a risk that the resulting Board would lack some types of experience, skills, or diversity.

     The Board believes that if they followed the procedure set forth in the proposal and nominated twice as many candidates to the Board as there are seats, they would fail in their duty to GM's stockholders to identify and recommend the best candidates. As the individuals responsible for advising stockholders in making voting decisions, they have an obligation to inform stockholders which candidates they favor. Many well-qualified persons would not be willing to participate in the type of contested election that the proposal would produce, however, particularly if the Board did not recommend them.

     The proposal suggests that only nominating an excess number of candidates can ensure that stockholders receive the information necessary for their choice of director. On the contrary, stockholders are protected in two ways under GM's current method which is used by virtually all publicly held companies. First, in making their selections, the Committee and the Board consider issues like possible conflicts of interest as well as attendance and participation. Second, the federal securities laws require that all companies include in their proxy material certain information about each candidate that the Securities and Exchange Commission has determined is necessary for a stockholder's informed vote. In situations the proposal contemplates, dissatisfied stockholders may register their disapproval by withholding votes for some or all nominees or by conducting a proxy contest to challenge the Board's candidates. The procedure set forth by the proposal would not be an efficient or effective means of selecting the best directors for GM.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5
                                   ----------

     Mark Seidenberg, P.O. Box 6102, Woodland Hills, CA 91365, owner of 60 shares of Common Stock and 2 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

                 "RESOLUTION TO CREATE ANTI-SLAVE LABOR POLICY

     "The stockowners hereby recommend that the Board of Directors adopt a board resolution to establish the following policies for all dealings in China:

     "1. Goods or services produced in whole or part by slave or forced labor shall not be acceptable for delivery to the corporation, its subsidiaries, affiliates, or joint ventures. A suitable certificate of origin shall be required.

     "2. Goods provided by the corporation, its subsidiaries, affiliates, or joint ventures shall not be sold to or otherwise provided to any facility utilizing slave or forced labor. A suitable certificate of use shall be required.

     "3. The right of on-site inspection to determine the existence of slave or forced labor shall be vigorously pursued.

     "4. The corporation shall cooperate promptly, energetically, and fully with the United States government and any international organization in their laws or policies to discourage the use of slave or forced labor.

"Supporting Statement:

     "The outrageous arrest and jailing of American Harry Wu by the Chinese Communist regime put the spotlight on the immense Chinese 'laogai' forced labor system.

     "Slave and forced labor are widespread in China. China's 1100 laogai camps and factories include about 8,000,000 slave and forced laborers.

     "These slave and forced labor facilities produce a wide range of products, including sophisticated machinery and electronics, and much of it is intended for export. This vast problem has prompted the state of California to pass a law refusing to buy slave-made goods from overseas. The U. S. Department of Energy has agreed to a similar policy for the National Laboratories (Los Alamos, Lawrence Livermore, and Lawrence Berkeley) which the University of California administers.

     "GM has established multi-million dollar businesses in China But it has not adopted a board resolution as proposed herein. GM has implemented sporadic policies regarding slave-made goods and and slave-labor facilities in China, but they have been equivocal, discretionary, and non-universal.

     "I think GM can do without slave labor involvement. If you can imagine any convincing argument against this policy, I can't. But, believe me, GM's board will think of something, since it opposes this resolution. Please read the board's argument to see if it expresses your values. Then vote with your best judgment."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM does not condone involuntary servitude in any form and has in place numerous policies and practices to support our firm conviction that any decision to seek employment should be entirely voluntary. During 2000, GM assured the sponsor of this anti-slave labor proposal that we agree completely with the condemnation of slave or forced labor.

     The policies and practices of our Worldwide Purchasing organization carry out this firm Corporate position. We refuse to purchase goods produced with slave or forced labor, and we include in our contracts a clause requiring the seller to represent that goods GM purchases were not produced with forced labor, either by the seller or by the seller's supplier. Similarly, when we sell GM's capital assets, such as machinery and equipment, we require the buyer to declare that it will not utilize slave, prison or any other form of forced or involuntary labor in connection with the refurbishment or use of the machinery and equipment or goods produced with it. Further, GM requires any buyer to certify in writing its compliance with those terms and conditions.

     In May 1999, GM management decided to support the Global Sullivan Principles as consistent with the policies and principles of this Corporation. The Global Sullivan Principles (GSP) provide a framework for corporate social responsibility for companies doing business on a global basis. Included in these principles is a commitment to ". . . operate without unacceptable worker treatment such as the exploitation of children, physical punishment, female abuse, involuntary servitude, or other forms of abuse" and to "Promote the application of these principles by those with whom we do business." The decision to support the GSP was reviewed and approved by the Public Policy Committee of the GM Board of Directors, and acknowledged by the full Board. The GM Board has already formally expressed its objection to slave labor and other forms of involuntary servitude and abuse; a new resolution would be redundant.

     GM's condemnation of and policies against slave or forced labor are universal and unequivocal throughout the company's global operations. Suppliers who violate these policies, or who do not take immediate remedial action if a violation is identified, are subject to immediate termination of their contracts.

     We share the sponsor's condemnation of slave or forced labor, and value his concern and input into this critical social issue. The proposal and actions it calls for, however, would just duplicate existing strong GM policies, effective actions, and Board resolutions against slave or forced labor and other forms of worker discrimination and abuse. The proposal is therefore unnecessary and not in the best interests of the Corporation or its stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6
                                   ----------

     Bernard Schlossman and Naomi Schlossman, 10923 Rathburn Ave., Northridge, CA 91326-2854, owners of 116 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED:

"SHAREHOLDER VOTE ON AUDIT COMMITTEE MEMBERS

"General Motors shareholders recommend that shareholders have the opportunity for an advisory vote on the members of the board audit committee.

     "The company generally nominates specific directors for the audit committee. This proposal recommends that shareholders cast an advisory vote on the nominees.

     "Each nominee's qualifications are to be summarized in the proxy statement highlighting:

"1) The nominees baseline financial literacy together with

"2) Any conflicts of interest that might cloud his or her independence.

     "This proposal addresses the considerable attention currently devoted to corporate audit committees, flawed financial statements and dubious accounting treatments. Chairman Arthur Levitt of the Securities and Exchange Commission has continuing concerns about deficient year-end audits and aggressive accounting practices that enable companies to manage earnings and meet investment community expectations.

     "Responding to Chairman Levitt's concerns, the New York Stock Exchange and the National Association of Securities Dealers established The Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Committee made a formal report that highlighted the importance of company audit committee members' independence and baseline financial literacy.

"Vote yes to enhance the independence and qualification of the GM audit committee members:

                  "SHAREHOLDER VOTE ON AUDIT COMMITTEE MEMBERS
                                   YES ON 6"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors recognizes the vital role of the Audit Committee in serving as an independent, objective, and skilled overseer of the performance of the Corporation's financial reporting process and internal control. Accordingly, the Board has already established standards to guarantee the members' independence and financial acumen.

     GM directors and executives contributed to the effort of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, and responded vigorously to the Committee's report. The charter of GM's Audit Committee, which is included as an exhibit to this Proxy Statement, was revised in 1999 and 2000 to comply with the recommendations of the Blue Ribbon Committee, the requirements of the Securities and Exchange Commission and the New York Stock Exchange, and the suggestions of various commentators to ensure the independence and financial expertise of the members of the Audit Committee. The charter notes that the Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director (as determined in accordance with the Corporation's By-laws and NYSE Listed Company Manual paragraph 303.01(B)(3)).

     As specified by the NYSE, a director who is employed as an executive of another corporation where any General Motors executive serves on that corporation's compensation committee may not serve on the audit committee. Members of the Audit Committee shall have no relationship that, in the judgment of the Board of Directors, may interfere with the exercise of their independent judgment as members of the Committee. Also, in accordance with NYSE Listed Company Manual paragraph 303.01(B)(2), all members of the Audit Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The standards recommended by authorities such as the Blue Ribbon Committee and the SEC are therefore already in place at General Motors to make certain that the Board of Directors selects appropriate members for its Audit Committee. An "advisory" stockholder vote would not enhance this process, and would not give the Board unambiguous information that could be used in any practical way to constitute the next year's Audit Committee. A negative vote might demonstrate stockholder concern but would not indicate the reason for concern. In contrast, stockholders can express their concerns about individual members of the Committee by withholding their votes from the individual as part of the election of directors; an "advisory vote" against the composition of the Audit Committee as a whole would not indicate to the Board what response would be suitable.

     In designating the members of the Audit Committee, the Board considers a variety of important factors in addition to the requirements set forth in the Committee's charter. The Audit Committee should be comprised of a team who work well together and who complement one another's talents and experience. At the same time, the Board must select strong teams for other key committees, which oversee essential areas like executive compensation and director affairs. Balancing these needs to create a system of well qualified committees to support the work of the Board is a vital task, and the Board devotes a great deal of attention and energy to choosing the members of the Audit Committee, as well as the other committees of the Board. An "advisory vote" is not necessary to concentrate the Board's focus on this assignment, and it would not provide useful information to the Board.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7
                                   ----------

     The Ray T. and Veronica G. Chevedden Family Trust, owner of 2,000 shares of Common Stock, has given notice that it intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"ENHANCE SPIN-OFF MANAGEMENT

"GM SPIN-OFFS TO RETAIN GM'S GOOD CORPORATE STANDARDS

"General Motors shareholders request that spin-off companies have:

"* The same corporate governance standards as GM or

"* Shareholders have the opportunity to vote as a separate issue on retaining
   GM's standards or adopting a different package of standards for the spin-off company.

     "SUPPORTING STATEMENT:

     "Delphi has many corporate governance standards that are regressive compared to GM -- as measured by the standards of many institutional investors. These standards are based on the Investor Responsibility Research Center's
Report: Average Voting Results on Significant Corporate Governance Proposals, Sept. 27, 2000.

     "One key regressive rule adopted by Delphi is a POISON PILL not subject to shareholder vote.

     "Delphi also adopted the following company standards that are not competitive -- according to many institutional shareholders and proxy analysts:

"* No annual election of each director.

"* No cumulative voting.

"* Shareholders may not call special meetings.

"These Delphi standards were reported in the Investor Responsibility Research Center's Delphi Automotive Systems Annual Meeting Report, 2000.

     "This proposal topic won a 13% approval of GM shareholders at the 2000 shareholder meeting. Institutional investors own 41% of GM stock and have a fiduciary duty to their clients.

     "Source of 41% Institutional investor ownership: www.lionshares.com -- accessed April 4, 2001.

     "This proposal is also of greater interest this year due to the increased media attention to a possible spin-off of Hughes Electronics/DirecTV.

"WHAT INCENTIVE IS THERE FOR GOOD CORPORATE GOVERNANCE FOR GM SPIN-OFFS?

     "A recent survey by the international management consultancy McKinsey & Co. shows that institutional investors are prepared to pay an 18% premium for good corporate governance.

            Wall Street Journal

         "To protect your stock value in future GM spin-offs, vote yes:
                          ENHANCE SPIN-OFF MANAGEMENT
              GM SPIN-OFFS TO RETAIN GM'S GOOD CORPORATE STANDARDS
                                   YES ON 7"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors is proud of its reputation for leadership in improving corporate governance, as exemplified by the Board's adoption of the Corporate Governance Guidelines, which have been praised by experts in the field. We recognize, however, that part of good governance is recognizing that "one size does not fit all," and that different companies may require different policies and practices for good governance, depending upon their individual situations. The Board does not believe that it would be in the best interest of GM and its stockholders to adopt a blanket policy such as the one set forth by the proposal.

     In forming any new corporation for a spin-off, we anticipate that the initial policies of the new corporation, along with the provisions of its charter and By-laws, would be chosen to meet the perceived needs of the company and its stockholders. In many cases, the consent of GM stockholders would be required for a spin-off or similar transaction, and GM would be required by federal securities laws and state corporation laws to describe fully the charter, By-laws, and corporate policies in the proxy solicitation materials that GM stockholders would receive. Stockholders would undoubtedly consider the implications of these initial provisions for corporate governance in deciding whether to vote in favor of such a transaction. If a spin-off were approved, stockholders would enter into a continuing relationship with the board and management of the spun-off company, with opportunities to express their views about the appropriateness of its policies and practices with regard to corporate governance.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8
                                   ----------

     John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of 50 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"SHAREHOLDER VOTE ON POISON PILLS
ADOPT PROPOSAL TOPIC THAT WON 57% SHAREHOLDER APPROVAL
AT 24 MAJOR COMPANIES IN 2000

"General Motors Corporation shareholders request a bylaw for shareholder vote to be required to adopt or maintain a poison pill.

     "Currently the General Motors board can adopt a poison pill at any time without a shareholder vote.

"WHY REQUIRE A SHAREHOLDER VOTE TO ADOPT OR MAINTAIN A POISON PILL?

"* Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for shareholders.
        Power and Accountability
        By Nell Minow and Robert Monks

"* Shareholder right to vote on poison pill proposals won an overall 57%
   APPROVAL from shareholders at 24 major companies in 2000.
        Investor Responsibility Research Center

"* According to the Investor Responsibility Research Center this proposal topic by this same proponent, John Chevedden, Redondo Beach, Calif. won more than 60% shareholder approval at the Delphi Automotive Systems May 2000 annual meeting.

"* The Council of Institutional Investors (www.cii.org) recommends: Shareholder approval of all poison pills. General Motors is 41%-owned by institutional investors. These institutional investors have a fiduciary duty to cast their vote giving priority to their client's best interest ahead of GM management recommendations.

"NEGATIVE EFFECTS OF POISON PILLS ON STOCK VALUE

"A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.

     "Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

     "A study by Professor John Pound of Harvard's Corporate Research Project found higher corporate performance when there was no poison pill.

     "Source: Governance Matters: An Empirical Study of the Relationship Between Corporate Governance and Corporate Performance (June 1991).

     "Many institutional investors believe poison pills should be voted on by shareholders. At a minimum, many institutional investors believe that shareholders should have the right to vote on the need of such a powerful tool, which can entrench existing management.

     "A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate.

     "I believe the right for a shareholder vote on poison pills will avoid an unbalanced concentration of power in the directors who could restrict the rights of shareholders.

            "ADOPT PROPOSAL TOPIC THAT WON 57% SHAREHOLDER APPROVAL
                         AT 24 MAJOR COMPANIES IN 2000
                        SHAREHOLDER VOTE ON POISON PILLS
                                   YES ON 8"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that the action requested in this proposal is unnecessary and ill-advised. The Board of Directors has not adopted a shareholder rights plan (sometimes called a "poison pill") and has no present intention to adopt one. Circumstances could arise in the future, however, where the adoption of such a plan would be an important tool for protecting the interests of the Corporation's stockholders in compliance with the fiduciary duties of the Board of Directors. Requiring stockholder approval for the adoption of a rights plan would impede the ability of the Board of Directors to use such a plan for the benefit of stockholders when circumstances warrant.

     Rights plans are designed to strengthen the ability of a board of directors, in the exercise of its fiduciary duties, to maximize shareholder value and protect stockholders from unfair and abusive takeover tactics. That is why more than

2,000 companies, including more than half of the companies in the S&P 500 Index, have adopted some type of rights plans.

     Contrary to the proponent's suggestion, the ability to adopt a shareholder rights plan does not give a board of directors absolute veto power over any business combination. Rather, in upholding the legal validity of shareholder rights plans, the Delaware Supreme Court has made it clear that a board is required to act in accordance with its fiduciary duties in adopting and maintaining a rights plan. As a result, rights plans neither prevent unsolicited proposals from being made nor prevent companies from being acquired at prices that are fair and adequate. In fact, a study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that the presence of a rights plan neither increased the likelihood of defeat of an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target. The same Georgeson & Company study found that the premiums paid to acquire companies with rights plans averaged eight percentage points higher than premiums for companies without such plans.

     In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Corporation. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing and in the exercise of the Board's fiduciary duties. In this regard, it should be noted that the Board of Directors consists of a majority of directors who are not employees of the Corporation, and that the Board is not staggered but is elected in its entirety annually.

     The recommendation against the proposal is based on the Board's belief that it would not be wise to limit the flexibility of the Board of Directors to act in the best interests of GM stockholders if circumstances arise in the future that would warrant the adoption of a rights plan.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9
                                   ----------

     John Lauve, 200 North Saginaw, Holly, MI 48442, owner of 412 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"GM must have directors who can stop the decline.

"The stock holders who know this will give them an incentive:

"Double their pay to $240,000 any year the market share increases.

"Also, this year, give each director the gift of a New Oldsmobile.

"REASON: Market share reflects customer acceptance of our product. Below average cars, result in loss of market share. Find management that can change the record of decline."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors strives to set director compensation at a level that will enable the Board to attract and provide adequate incentives for its members. GM's director compensation is regularly benchmarked against comparable corporations and advisors are consulted to ensure that the compensation is competitive. In recent years, General Motors has increased its emphasis on stock as an important element of director compensation in order to reinforce the alignment of the directors' interests with those of the stockholders. GM's current directors are significant owners of GM stock as disclosed on page 7 of the proxy statement. Changes in market share, like other elements of performance, are normally reflected in GM's share price, which directly impacts the value of a directors' holdings.

     GM's stockholders can be confident that the members of its Board are extremely attentive to all the elements that go into the Corporation's success, including net income, Return On Net Assets, market share, and quality, and also share the stockholders' determination to achieve significant improvements. The Board believes that the proposal would not enhance the effectiveness of the Board, however, and could impair the Board's ability to attract, recruit, and secure the best qualified candidates for service on the Board.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                  ITEM NO. 10
                                  -----------

     Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of 525 shares of Common Stock and 237 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"INDEPENDENT DIRECTORS

"General Motors shareholders request a bylaw requiring a transition to independent directors for each key board committee seat as opens occur. The key board committees are:

"*  Audit

"*  Nominating

"*  Compensation

"Also, require that any change on this proposal topic be put to shareholder vote -- as a separate proposal and apply to successor companies.

     "SUPPORTING STATEMENT:

"This standard for director independence is:

"A director is deemed independent if his or her only non-trivial professional, financial or familial connection to the company or its CEO within the past 5 years is their directorship. This is the definition of the Council of Institutional Investors (www.cii.org). Institutional Investors own 56% of GM stock.

     "This proposal won 20% approval at the 2000 shareholder meeting -- up from 14% approval in 1999 -- for a 44% increase in one year.

     "The Council of Institutional Investors also recommends independent directors for each key board committee seat.

     "Note the lack of independence by GM directors (Based substantially on the 2000 company proxy):

"1) Three of 13 directors are inside employees:

    Smith
    Wagoner
    Pearce

"2) Three directors have more than 10-year tenure:

    Weatherstone                           15-year veteran
    Marriott                               12-years
    Everhart                               12-years

"Long tenure is bad. It allows directors to develop friendships with management -- friendships that impair effective oversight.

            The Corporate Governance Advisor

"3) Interlocking cross-directors:

    Interlocking Directors                      Company
    ----------------------                      -------
    Marriott & Pearce                           Marriott

"* Corporate governance experts say cross-directors tend to look out for each others' interest, versus those of shareholders.

            Business Week

"4) Director affiliated with a company that does significant business with GM.

    Marriott                                    Marriott Hotels

"* It is conflict of interest when a director can use his position on the GM Board to build business for another company.

"5) Directors own less than 1001 shares:

    Marriott             1000 shares (Has had more than 10 years to buy stock)
    Ward                 1000 shares

"*  Directors need a significant stake in the company.

     "Additionally there are serious competitive issues that deserve greater independent attention from directors:

"* A $2 billion write-off will be taken in the 4th quarter to close Oldsmobile
   [after 103 years] and for the cost of job cuts.

"* GM will sack 10% of its salaried workers and drastically cut production in Europe, which has mounting losses.

"* GM is cutting U.S. production by 14% in the 1st quarter.

            Business Week                       Dec. 25, 2000

"Declining sales, increased pressure in Europe and losses at Japanese affiliate Isuzu are forcing GM to cut its 4th quarter earnings to $1.20 a share, down from analyst projections of $1.70 a share.

            Los Angeles Times                   Dec. 13, 2000

"GM stock dropped from $94 to $48 in the Year 2000.

            Source: Value Line

     "To ensure proactive oversight from independent GM directors with a stake in the company vote for:

                             "INDEPENDENT DIRECTORS
                               ON KEY COMMITTEES
                                   YES ON 10"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence, and has already taken effective measures to ensure that its Audit Committee, Executive Compensation Committee, and Committee on Director Affairs (which acts as the Nominating Committee) are composed exclusively of independent directors. General Motors' widely acclaimed Guidelines on Significant Corporate Governance Issues, adopted by the Board in January 1994 and most recently revised in June 2000, states in Item 22: "Except for the Investment Funds Committee, committee membership will consist only of independent Directors as defined in By-law 2.12" (emphasis added). Section 2.12 of the GM By-laws gives a definition of "independent" that is consistent with those as used by major pension funds:

    "[A] director who: (i) is not and has not been employed by the corporation or its subsidiaries in an executive capacity within the five years immediately prior to the annual meeting at which the nominees of the board of directors will be voted upon; (ii) is not (and is not affiliated with a company or firm that is) a significant advisor or consultant to the corporation or its subsidiaries; (iii) is not affiliated with a significant customer or supplier of the corporation or its subsidiaries; (iv) does not have significant personal services contract(s) with the corporation or its subsidiaries; (v) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or its subsidiaries; and
     (vi) is not a spouse, parent, sibling or child of any person described by
     (i) through (v)."

     In compliance with the Guidelines, the Board of Directors has six standing committees, five of which are wholly comprised of independent directors as defined by Section 2.12 of the GM By-laws. This includes the Audit Committee, the Executive Compensation Committee, and the Committee on Director Affairs. Of the total 29 committee memberships on the six standing committees, 28 are considered independent. The Chairman's membership on the Investment Funds Committee is the sole instance where an employee-director serves on a Board committee.

     The Board of Directors believes that the goal of this proposal has already been achieved through the Guidelines, and that the proposal is therefore unnecessary and not in the best interests of the stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 10. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                  ITEM NO. 11
                                  -----------

     John J. Gilbert, 29 E. 64th Street, New York, NY 10021, owner of more than $2,000 of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"SHAREHOLDER OPPORTUNITY TO VOTE ON GOLDEN PARACHUTES

"General Motors shareholders recommend Golden Parachutes are to be approved as a separate ballot item by a shareholder vote. Golden Parachutes are a lucrative bonus for management after a merger. This proposal applies to golden parachutes in excess of one year's total pay. Note that senior executives often receive many times their base salary as their total yearly pay.

"The entire amount of golden parachutes is to be substantially indexed to the performance of General Motors (GM) stock (and/or the merged company) over the 3 years following the merger completion, compared to the Dow Jones Industrial Index. This is similar to performance-based stock options.

"This includes that golden parachutes shall not be given for a merger with less than 50% change in control. Or for a merger approved but not completed.

"SUPPORTING STATEMENT:
"The directors and management must be focused on the long-term benefits to shareholders in their negotiations of a merger, sale or other business combination -- rather than the personal benefit of a lucrative golden parachute.

"The recent failed 'merger' involving Chrysler and Daimler is a prime example:

"Since the merger, Daimler-Chrysler stock has plunged leaving the company worth less than Daimler-Benz was on its own before the deal.
            Newsweek                            Dec. 11, 2000

"Daimler-Chrysler stock has slid to $45 from a high of $108 in 1999.
            Business Week                       Nov. 27, 2000

"A respected proxy advisory service said shareholders should have the opportunity to independently evaluate, then approve or reject golden parachutes.

     "GOLDEN PARACHUTES NEED REASONABLE LIMITS due to the substantial pay executives already receive. Golden parachutes may reduce incentives to maximize shareholder value during merger negotiations because management is already guaranteed specific benefits.

     "This proposal topic, for SHAREHOLDER RIGHT TO VOTE ON GOLDEN PARACHUTES, received a substantial 38% shareholder approval at the May 2000 shareholder meeting of a major company, Allegheny Energy, Inc. (AYE). Source: Corporate Governance Bulletin, May-June 2000, Investor Responsibility Research Center, Washington, D.C.

                  "To maximize shareholder value vote yes for:
              SHAREHOLDER OPPORTUNITY TO VOTE ON GOLDEN PARACHUTES
                                   YES ON 11"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Executive Compensation Committee, an independent Board committee of non-employee directors, oversees compensation. The Corporation's executive compensation programs are designed to attract and retain highly qualified executives and motivate them to maximize stockholder returns. These programs, which have been developed to be competitive with compensation packages offered by other comparable employers, link a significant portion of executive compensation to performance and to total stockholder return and are fully explained in the Executive Compensation Committee report beginning on page 9 of the proxy statement. The Committee recognizes its responsibility to make executive compensation decisions in a manner it believes to be in the best interest of the Corporation and its stockholders.

     The Executive Compensation Committee, on an ongoing basis, devotes considerable time and effort to compensation issues, including the balance to be struck among the various objectives of that program. The Board of Directors believes that it is ultimately in the stockholders' best interest that the responsibility for this ongoing process continue to be vested in the Committee rather than being preempted and inhibited by rigid and arbitrary limitations, such as that reflected in the proposed resolution. Further, the Committee has not approved any golden parachute programs for GM's executives as defined by this proposal.

     Finally, we do not believe that the experience of this proposal at a different, unnamed company has any relevance to General Motors stockholders. It is not true that the GM Board influences votes by appointing trustees for GM stockholders; the trustees and other fiduciaries for GM's employee benefit plans, although selected by GM management, have a legal duty to act in the best interest of the GM employees who participate in those plans.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 11. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                  ITEM NO. 12
                                  -----------

     Kenneth Steiner, 14 Stoner Ave., No. 2M, Great Neck, NY 11021, owner of 60 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "RESOLVED:

"General Motors shareholders request that the board of directors immediately engage the services of a nationally recognized investment banker. This investment banker is to specifically explore the sale of the entire company to enhance shareholder value.

"We believe that GM shares trade at a significant discount to the sum of the intrinsic values of its underlying businesses. Our belief, sustained by other respected analysts in the investment community, is that the company's true, intrinsic value exceeds the current share price by a premium of over 25%.

"If other shareholders believe, as we do, that the value of the underlying assets of the company is not reflected in the stock price, then our board and management have not met their obligation to shareholders. Our board and management can best add value now by obtaining an independent valuation of the assets and their deployment to maximize shareholder return.

"GM STRATEGY HAS NOT WORKED TO OBTAIN PROPER SHARE VALUE FOR HUGHES ELECTRONICS/DIRECTV AND THE AUTOMOTIVE BUSINESS.

"To this point, GM shareholders have shown great patience. However, our board must now chart a new course. In doing so, it is crucial that they have the independence, expertise, and focus that a nationally recognized investment banker, not employed by GM within the last 5 years, can provide to ensure that the right questions are raised and answered involving the sale of the entire company.

" 'PLUGGING ALONG'

"Shareholders have been patient with unlocking the value of Hughes Electronics, yet GM's stock fell from $94 to $48 while speculation continued:

"There is growing skepticism on Wall Street as to whether Hughes will be sold, and even some question whether GM is committed to a sale.

"Richard Wagoner, GM's chief executive, said the work is 'plugging along.'

            Wall Street Journal                  Nov. 22, 2000

"Meanwhile in the automobile business --

"GM'S BIG DECISION: STATUS QUO

"A GM turnaround won't be easy. Wagoner is a quintessential team player, but what GM really needs is Vince Lombardi.

"There's not much change in direction with Wagoner. In this widely shared view, GM has simply repeated history by promoting an insider who won't be able to change the culture he was raised in. Only a charismatic outsider has a chance of inciting the revolution needed to jump-start GM.

"But despite the recently booming economy and a growing core of upscale car buyers, GM has been unable to reverse its slide in market share. And for much of the 1990s, GM trailed Ford in profitability.

"Although GM knows there is a war in the global auto industry, the company often seems like a gang that can't shoot straight. It continually disappoints potential customers, particularly the most desirable younger ones, with me-too products and undifferentiated brands.

            Fortune                        Feb. 21, 2000

                                   "Vote yes:
              HIRE INVESTMENT BANKER TO ENHANCE SHAREHOLDER VALUE
                             OF THE ENTIRE COMPANY
                                   YES ON 12"

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that implementation of the proposal described above to immediately engage an investment banker to explore the sale of the entire Corporation would not enhance stockholder value and in fact would violate its fiduciary duty to act in the best interests of the Corporation and its stockholders. The Board believes that the proposal, if adopted, could actually result in a deterioration in stockholder value. Any public speculation that the entire Corporation was "for sale" would likely engender uncertainty among employees and customers, negatively impacting the Corporation's day-to-day operations, and produce an immediate and ongoing deterioration in the business and value of the Corporation.

     The Board recognizes the preeminence of its fiduciary duties to the stockholders and believes that this resolution would compromise the ability of the Board to fulfill its duties. The Board of Directors is elected by the stockholders to direct the management of the business and affairs of General Motors. Increasing stockholder value is considered by the

Board to be an important component of that duty and is a consideration in all deliberations of the Board and management. The Board has an established track record of implementing initiatives designed to enhance stockholder value. Since early 1997, the Corporation has returned over $36 billion of capital to its GM $1 2/3 stockholders.

     The Board of Directors remains committed to increasing the value of GM for all stockholders, and will continue to pursue the courses of action that it believes will best achieve that objective. To assist the Board in doing this, the Corporation maintains relationships with nationally recognized investment banking firms and obtains their expert advice on financial and strategic matters from time to time. For the reasons stated, the Board feels that an immediate sale of the entire Corporation, as is contemplated by the proposal, would not maximize returns for existing stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 12. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and electronic means, and the directors, officers, and employees of GM may also solicit proxies. These persons will not receive any additional compensation for such services. In addition, GM has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters that might come before the annual meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters related to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any such resolution that would be presented for action at the meeting.

     IF YOU VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU VOTE THROUGH THE INTERNET OR BY TELEPHONE, SIMPLY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED FORM. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                         By order of the Board of Directors,

                                                      NANCY E. POLIS, Secretary

April 19, 2001

                                                                      EXHIBIT A

                           GENERAL MOTORS CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others, the Corporation's system of internal controls and the Corporation's audit, accounting, and financial reporting processes generally.

     In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants and internal audit department; and, provide for open, ongoing communication among the independent accountants, financial and senior management, internal audit department, and the Board of Directors concerning the Corporation's financial position and affairs.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with the Corporation's By-laws and NYSE rules. In accordance with NYSE rules all members of the Audit Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and directly accessing various members of General Motors and subsidiary management. The Committee shall meet annually with management, the General Auditor and/or the audit committee of major subsidiary companies (as designated by the Audit Committee) regarding their systems of internal control, results of audits, and accuracy of financial reporting.

RESPONSIBILITIES AND DUTIES

     The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     * Review with a representative of financial management and the independent accountants both the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information (pursuant to SAS No. 71). The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

     * Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year prior to its filing:

        (1) the Corporation's annual consolidated financial statements and related footnotes;

        (2) the independent accountants' audit of the consolidated financial statements and their report;

        (3) any significant changes required in the independent accountants' examination plan;

        (4) any serious difficulties or disputes with management encountered during the course of the audit; and

        (5) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, including discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement, or replace SAS 61.

     * On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

     * On an annual basis, the Audit Committee should review the types and extent of non-audit services to be provided by the independent accountants to ensure they are compatible with maintaining the principal accountants' independence.

     * The Committee will have prepared, and review the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit Committee:

        (1) has reviewed and discussed the audited consolidated financial statements with management;

        (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented, or replaced;

        (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

        (4) has recommended to the Board of Directors, based on the review and discussions referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     * The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

     * Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

     * In consultation with the independent accountants and the General Auditor, regularly review the integrity of the Corporation's financial reporting process and system of internal control.

     * Review and concur in the appointment, replacement, reassignment, or dismissal of the General Auditor. Confirm and assure the objectivity of the General Auditor.

     * Review the performance of the internal audit department including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

     * Review, as needed, the internal audit department's charter, which shall define its purpose, authority, and responsibilities.

     * Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the internal auditors or the independent accountants.

     * Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs and reports received from regulators.

     In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Corporation's charter and By-laws, and the resolutions and other directives of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

     The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

------------------------------------------
RESULTS OF THE ANNUAL MEETING

  Final officially certified results of
voting at the annual meeting will be
available on our Web site, www.gm.com. To
obtain a transcript of the meeting,
stockholders should write to GM
Fulfillment Center, Mail Code 480-000-FC1,
30200 Stephenson Hwy., Madison Heights, MI
48071-1621.
------------------------------------------


------------------------------------------
ELECTRONIC DELIVERY OF
ANNUAL MEETING MATERIALS

  You can save the Corporation postage and
printing expense by consenting that GM
withhold the annual mailings of your
annual report and proxy statement. With
your consent, you will receive an e-mail
notification when these documents are
available electronically through the
Internet.
  Registered stockholders may sign up for
this service through www.econsent.com/gm.
  Beneficial stockholders, who hold their
GM stock through a bank or broker, may
sign up at www.investordelivery.com -- if
their bank or broker is among the majority
that participate in electronic delivery.
------------------------------------------


------------------------------------------
IMPORTANT!

  If you vote by mail, you are encouraged
to specify your choices by marking the
appropriate boxes on the enclosed proxy.
If you wish to vote in accordance with the
Board of Directors' recommendations,
please sign, date, and return the proxy in
the enclosed envelope. It is not necessary
to mark any boxes.
------------------------------------------

Printed on recycled paper


[GM LOGO]

------------------------------------------
VISIT GM ON THE INTERNET
Explore the world of General Motors
products and services on our corporate Web
site, WWW.GM.COM. Surf our home page to
learn about "The Company," "Automotive,"
and "Beyond Automotive." From the home
page, you can also access our many brand
Web sites from Buick to Vauxhall to
discover the GM vehicle that's just right
for you.
------------------------------------------

           GM              GENERAL MOTORS CORPORATION
          ----            PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 5, 2001, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., Harry J. Pearce, and John M. Devine, and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart,
G. M. C. Fisher, N. Idei, K. Katen, J. W. Marriott, Jr., H. J. Pearce,
E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters that may come before the 2001 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

TO VOTE BY INTERNET/TELEPHONE -- SEE ENCLOSED INSTRUCTIONS.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                              ---------------
                                                                SEE REVERSE
                                                                    SIDE
                                                              ---------------

    PLEASE MARK
/X/ YOUR VOTE
    WITH AN X.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND
                              "AGAINST" ITEMS 3-12

  This proxy/voting instruction card will be voted
    "FOR" Items 1-2 if no choice is specified.

                               FOR             WITHHELD
  1. Election of Directors     / /               / /

     ---------------------------------------------------
     For, except vote withheld from the above nominee(s):

                               FOR    AGAINST  ABSTAIN
  2. Ratify selection          / /      / /      / /
     of Independent
     Accountants

    THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK
                           AND CLASS H COMMON STOCK.


      This proxy/voting instruction card will be voted "AGAINST" Items 3-12 if no choice is specified.

                                 FOR    AGAINST  ABSTAIN
  3. Stockholder proposal         / /      / /      / /
     related to Internet or
     cell phone use

  4. Stockholder proposal         / /      / /      / /
     on nominating
     candidates for the Board

  5. Stockholder proposal         / /      / /      / /
     on slave or forced
     labor in China

                                 FOR    AGAINST  ABSTAIN
  6. Stockholder proposal for    / /      / /      / /
     advisory vote on Board
     Audit Committee
     membership

  7. Stockholder proposal that   / /      / /      / /
     GM spin-offs retain GM's
     corporate governance
     standards

  8. Stockholder proposal on     / /      / /      / /
     "poison pill"

  9. Stockholder proposal on     / /      / /      / /
     director compensation

 10. Stockholder proposal to     / /      / /      / /
     require independent
     directors on key
     Board committees

 11. Stockholder proposal on     / /      / /      / /
     "golden parachutes"

 12. Stockholder proposal to     / /      / /      / /
     retain an investment
     banker


-------------------------------------------------------------------------------
SIGNATURE(S)                                                        DATE
         PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY/VOTING INSTRUCTION
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee, or in any other representative capacity.

    GM                   GENERAL MOTORS CORPORATION
   ----                PROXY/VOTING INSTRUCTION CARD                  COMMON


    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 5, 2001, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., Harry J. Pearce, and John M. Devine, and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart,
G. M. C. Fisher, N. Idei, K. Katen, J. W. Marriott, Jr., H. J. Pearce,
E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters that may come before the 2001 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

    PLEASE MARK                                                       COMMON
/X/ YOUR VOTE
    WITH AN X.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND
                              "AGAINST" ITEMS 3-12

  This proxy/voting instruction card will be voted
    "FOR" Items 1-2 if no choice is specified.

                               FOR             WITHHELD
  1. Election of Directors     / /               / /

     ---------------------------------------------------
     For, except vote withheld from the above nominee(s):

                               FOR    AGAINST  ABSTAIN
  2. Ratify selection          / /      / /      / /
     of Independent
     Accountants

  THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK.


      This proxy/voting instruction card will be voted "AGAINST" Items 3-12 if no choice is specified.

                                  FOR    AGAINST  ABSTAIN
  3. Stockholder proposal         / /      / /      / /
     related to Internet or
     cell phone use

  4. Stockholder proposal         / /      / /      / /
     on nominating
     candidates for the Board

  5. Stockholder proposal         / /      / /      / /
     on slave or forced
     labor in China

                                 FOR    AGAINST  ABSTAIN
  6. Stockholder proposal for    / /      / /      / /
     advisory vote on Board
     Audit Committee
     membership

  7. Stockholder proposal that   / /      / /      / /
     GM spin-offs retain GM's
     corporate governance
     standards

  8. Stockholder proposal on     / /      / /      / /
     "poison pill"

  9. Stockholder proposal on     / /      / /      / /
     director compensation

 10. Stockholder proposal to     / /      / /      / /
     require independent
     directors on key
     Board committees

 11. Stockholder proposal on     / /      / /      / /
     "golden parachutes"

 12. Stockholder proposal to     / /      / /      / /
     retain an investment
     banker

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________

    GM                   GENERAL MOTORS CORPORATION
   ----                PROXY/VOTING INSTRUCTION CARD                  CLASS H


    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                  TUESDAY, JUNE 5, 2001, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., G. Richard Wagoner, Jr., Harry J. Pearce, and John M. Devine, and each of them as the Proxy Committee, to vote the COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (P. N. Barnevik, J. H. Bryan, T. E. Everhart,
G. M. C. Fisher, N. Idei, K. Katen, J. W. Marriott, Jr., H. J. Pearce,
E. Pfeiffer, J. F. Smith, Jr., G. R. Wagoner, Jr., and L. D. Ward), upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement (page i), and upon all other matters that may come before the 2001 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                                               -------------
                                                                SEE REVERSE
                                                                    SIDE
                                                               -------------

    PLEASE MARK                                                       CLASS H
/X/ YOUR VOTE
    WITH AN X.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND
                              "AGAINST" ITEMS 3-12

  This proxy/voting instruction card will be voted
    "FOR" Items 1-2 if no choice is specified.

                               FOR             WITHHELD
  1. Election of Directors     / /               / /

     ---------------------------------------------------
     For, except vote withheld from the above nominee(s):

                               FOR    AGAINST  ABSTAIN
  2. Ratify selection          / /      / /      / /
     of Independent
     Accountants

           THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
                             CLASS H COMMON STOCK.


      This proxy/voting instruction card will be voted "AGAINST" Items 3-12 if no choice is specified.

                                  FOR    AGAINST  ABSTAIN
  3. Stockholder proposal         / /      / /      / /
     related to Internet or
     cell phone use

  4. Stockholder proposal         / /      / /      / /
     on nominating
     candidates for the Board

  5. Stockholder proposal         / /      / /      / /
     on slave or forced
     labor in China

                                 FOR    AGAINST  ABSTAIN
  6. Stockholder proposal for    / /      / /      / /
     advisory vote on Board
     Audit Committee
     membership

  7. Stockholder proposal that   / /      / /      / /
     GM spin-offs retain GM's
     corporate governance
     standards

  8. Stockholder proposal on     / /      / /      / /
     "poison pill"

  9. Stockholder proposal on     / /      / /      / /
     director compensation

 10. Stockholder proposal to     / /      / /      / /
     require independent
     directors on key
     Board committees

 11. Stockholder proposal on     / /      / /      / /
     "golden parachutes"

 12. Stockholder proposal to     / /      / /      / /
     retain an investment
     banker

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

Signature: ____________________________________________ Date ______________

Signature: ____________________________________________ Date ______________